                                                                    Exhibit 4.3


================================================================================

                                    INDENTURE

                                     between

                    DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A,

                                   as Issuer,

                                       and

                                 CITIBANK, N.A.,

                              as Indenture Trustee

                          Dated as of November 1, 1998

                           ---------------------------

               $360,000,000 5.27125% Class A-1 Asset Backed Notes
                 $508,000,000 5.23% Class A-2 Asset Backed Notes $440,000,000 5.16% Class A-3 Asset Backed Notes $241,800,000 5.22% Class A-4 Asset Backed Notes

                          ----------------------------

                            CROSS REFERENCE TABLE(1)

  TIA                                                                  Indenture
Section                                                                 Section
-------                                                                 -------

310 (a)(1)...............................................................   6.11
    (a)(2)...............................................................   6.11
    (a)(3)...............................................................   6.10
    (a)(4)............................................................   N.A.(2)
    (a)(5)...............................................................   6.11
    (b)  .............................................................  6.8;6.11
    (c)  ................................................................   N.A.
311 (a)  ................................................................   6.12
    (b)  ................................................................   6.12
    (c)  ................................................................   N.A.
312 (a)  ................................................................   7.1
    (b)  ................................................................   7.2
    (c)  ................................................................   7.2
313 (a)  ................................................................   7.4
    (b)(1)...............................................................   7.4
    (b)(2)............................................................7.4; 11.5
    (c)  ................................................................   7.4
    (d)  ................................................................   7.3
314 (a)  .................................................................  7.3
    (b)  ................................................................  11.15
    (c)(1)...............................................................  11.1
    (c)(2)...............................................................  11.1
    (c)(3)...............................................................  11.1
    (d)  ................................................................  11.1
    (e)  ................................................................  11.1
    (f)  ................................................................  11.1
315 (a)  ................................................................   6.1
    (b)  ..............................................................6.5;11.5
    (c)  ................................................................   6.1
    (d)  ................................................................   6.1
    (e)  ................................................................   5.13
316 (a) (last sentence)..................................................   1.1
    (a)(1)(A)............................................................   5.11

    (a)(1)(B)............................................................   5.12
    (a)(2)...............................................................   N.A.
    (b)  ................................................................   5.7
    (c)  ................................................................   N.A
317 (a)(1)...............................................................   5.3
    (a)(2)...............................................................   5.3
    (b)  ................................................................   3.3
318 (a)  ................................................................  11.7

-----------------------

(1) Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

(2)   N.A. means Not Applicable.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

      DEFINITIONS AND INCORPORATION BY REFERENCE...............................2

      SECTION 1.1  Definitions.................................................2
      SECTION 1.2  Incorporation by Reference of Trust Indenture Act..........14
      SECTION 1.3  Rules of Construction......................................15

                                   ARTICLE II

      THE NOTES...............................................................16

      SECTION 2.1   Form......................................................16
      SECTION 2.2   Execution, Authentication and Delivery....................16
      SECTION 2.3   Temporary Notes...........................................17
      SECTION 2.4   Tax Treatment.............................................18
      SECTION 2.5   Registration; Registration of Transfer and Exchange.......18
      SECTION 2.6   Mutilated, Destroyed, Lost or Stolen Notes................20
      SECTION 2.7   Persons Deemed Owner......................................21
      SECTION 2.8   Payments..................................................21
      SECTION 2.9   Cancellation..............................................25
      SECTION 2.10  Release of Collateral.....................................26
      SECTION 2.11  Book-Entry Notes..........................................26
      SECTION 2.12  Notices to Clearing Agency................................27
      SECTION 2.13  Definitive Notes..........................................27
      SECTION 2.14  Authenticating Agents.....................................28

                                   ARTICLE III

      COVENANTS...............................................................30

      SECTION 3.1  Payment Covenant...........................................30
      SECTION 3.2  Maintenance of Office or Agency............................30
      SECTION 3.3  Money for Payments To Be Held in Trust.....................30

      SECTION 3.4   Existence.................................................32
      SECTION 3.5   Protection of Trust Estate................................33
      SECTION 3.6   Opinions as to Trust Estate...............................33
      SECTION 3.7   Performance of Obligations; Servicing of
                      Receivables.............................................34
      SECTION 3.8   Negative Covenants........................................36
      SECTION 3.9   Annual Statement as to Compliance.........................37
      SECTION 3.10  Issuer May Consolidate, etc., Only on Certain Terms.......37
      SECTION 3.11  Successor of Transferee...................................40
      SECTION 3.12  No Other Business.........................................40
      SECTION 3.13  No Borrowing..............................................40
      SECTION 3.14  Servicer's Obligations....................................40
      SECTION 3.15  Guarantees, Loans, Advances and Other Liabilities.........40
      SECTION 3.16  Capital Expenditures......................................41
      SECTION 3.17  Further Instruments and Acts..............................41
      SECTION 3.18  Restricted Payments.......................................41
      SECTION 3.19  Notice of Events of Default...............................41
      SECTION 3.20  Removal of Administrator..................................42

                                   ARTICLE IV

      SATISFACTION AND DISCHARGE..............................................43

      SECTION 4.1   Satisfaction and Discharge of Indenture...................43
      SECTION 4.2   Satisfaction, Discharge and Defeasance of the Notes.......44
      SECTION 4.3   Application of Trust Money................................46
      SECTION 4.4   Repayment of Monies Held by Paying Agent..................46

                                    ARTICLE V

      REMEDIES................................................................47

      SECTION 5.1   Events of Default.........................................47
      SECTION 5.2   Acceleration of Maturity; Rescission and Annulment........48
      SECTION 5.3   Collection of Indebtedness and Suits for
                      Enforcement by Indenture Trustee........................49
      SECTION 5.4   Remedies; Priorities......................................52
      SECTION 5.5   Optional Preservation of the Receivables..................53

      SECTION 5.6   Limitation of Suits.......................................54
      SECTION 5.7   Unconditional Rights of Noteholders To
                      Receive Principal and Interest..........................55
      SECTION 5.8   Restoration of Rights and Remedies........................55
      SECTION 5.9   Rights and Remedies Cumulative............................55
      SECTION 5.10  Delay or Omission Not a Waiver............................55
      SECTION 5.11  Control by Noteholders....................................56
      SECTION 5.12  Waiver of Past Defaults...................................56
      SECTION 5.13  Undertaking for Costs.....................................57
      SECTION 5.14  Waiver of Stay or Extension Laws..........................57
      SECTION 5.15  Action on Notes...........................................58
      SECTION 5.16  Performance and Enforcement of Certain
                      Obligations.............................................58

                                   ARTICLE VI

      THE INDENTURE TRUSTEE...................................................60

      SECTION 6.1   Duties of Indenture Trustee...............................60
      SECTION 6.2   Rights of Indenture Trustee...............................61
      SECTION 6.3   Individual Rights of Indenture Trustee....................63
      SECTION 6.4   Indenture Trustee's Disclaimer............................63
      SECTION 6.5   Notice of Defaults........................................63
      SECTION 6.6   Reports by Indenture Trustee to Holders...................63
      SECTION 6.7   Compensation and Indemnity................................64
      SECTION 6.8   Replacement of Indenture Trustee..........................64
      SECTION 6.9   Successor Indenture Trustee by Merger.....................66
      SECTION 6.10  Appointment of Co-Indenture Trustee or
                      Separate Indenture Trustee..............................66
      SECTION 6.11  Eligibility; Disqualification.............................68
      SECTION 6.12  Preferential Collection of Claims Against Issuer..........68
      SECTION 6.13  Pennsylvania Motor Vehicle Sales Finance
                      Act Licenses............................................68

                                   ARTICLE VII

      NOTEHOLDERS' LISTS AND REPORTS..........................................69

      SECTION 7.1   Issuer To Furnish Indenture Trustee Names
                      and Addresses of Noteholders............................69
      SECTION 7.2   Preservation of Information; Communications
                      to Noteholders..........................................69
      SECTION 7.3   Reports by Issuer.........................................69
      SECTION 7.4   Reports by Indenture Trustee..............................70

                                  ARTICLE VIII

      ACCOUNTS, DISBURSEMENTS AND RELEASES....................................71

      SECTION 8.1   Collection of Money.......................................71
      SECTION 8.2   Establishment of Accounts.................................71
      SECTION 8.3   General Provisions Regarding Accounts.....................72
      SECTION 8.4   Release of Collateral.....................................73
      SECTION 8.5   Opinion of Counsel........................................73

                                   ARTICLE IX

      SUPPLEMENTAL INDENTURES.................................................75

      SECTION 9.1   Supplemental Indentures Without Consent
                      of Noteholders..........................................75
      SECTION 9.2   Supplemental Indentures with Consent
                      of Noteholders..........................................77
      SECTION 9.3   Execution of Supplemental Indentures......................79
      SECTION 9.4   Effect of Supplemental Indenture..........................79
      SECTION 9.5   Conformity with Trust Indenture Act.......................80
      SECTION 9.6   Reference in Notes to Supplemental Indentures.............80

                                    ARTICLE X

      REDEMPTION OF NOTES.....................................................81

      SECTION 10.1   Redemption...............................................81
      SECTION 10.2   Form of Redemption Notice................................81
      SECTION 10.3   Notes Payable on Redemption Date.........................82

                                   ARTICLE XI

      MISCELLANEOUS...........................................................83

      SECTION 11.1   Compliance Certificates and Opinions, etc................83
      SECTION 11.2   Form of Documents Delivered to Indenture Trustee.........85
      SECTION 11.3   Acts of Noteholders......................................86
      SECTION 11.4   Notices, etc., to Indenture Trustee, Issuer
                       and Rating Agencies....................................87
      SECTION 11.5   Notices to Noteholders; Waiver...........................88
      SECTION 11.6   Alternate Payment and Notice Provisions..................88
      SECTION 11.7   Conflict with Trust Indenture Act........................89
      SECTION 11.8   Effect of Headings and Table of Contents.................89
      SECTION 11.9   Successors and Assigns...................................89
      SECTION 11.10  Separability.............................................89
      SECTION 11.11  Benefits of Indenture....................................89
      SECTION 11.12  Legal Holiday............................................89
      SECTION 11.13  Governing Law............................................90
      SECTION 11.14  Counterparts.............................................90
      SECTION 11.15  Recording of Indenture...................................90
      SECTION 11.16  Trust Obligation.........................................90
      SECTION 11.17  No Petition..............................................91
      SECTION 11.18  Inspection...............................................91

                                    SCHEDULES

      SCHEDULE A............................................................SA-1

                                    EXHIBITS
      EXHIBIT A-1............................................................A-1
      EXHIBIT A-2............................................................A-2
      EXHIBIT A-3............................................................A-3
      EXHIBIT A-4............................................................A-4

      EXHIBIT B..............................................................B-1

            INDENTURE, dated as of November 1, 1998 (as the same may be further amended, supplemented or otherwise modified and in effect from time to time, this "Indenture"), between DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A, a Delaware business trust (the "Issuer"), and CITIBANK, N.A., a national banking association, as trustee and not in its individual capacity (in such capacity, the "Indenture Trustee").

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer's 5.27125% Class A-1 Asset Backed Notes (the "Class A-1 Notes"), 5.23% Class A-2 Asset Backed Notes (the "Class A-2 Notes"), 5.16% Class A-3 Asset Backed Notes (the "Class A-3 Notes") and 5.22% Class A-4 Asset Backed Notes (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes" or the "Notes"):

                                 GRANTING CLAUSE

            The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in, to and under, whether now owned or existing or hereafter acquired or arising: (i) the Receivables, (ii) all monies due or received thereunder on or after the Cutoff Date, (iii) the security interests of the Seller or of the Issuer in the Financed Vehicles, (iv) the Collection Account, the Note Distribution Account, the Class A Reserve Account and the Payahead Account and all money, financial assets or other property from time to time held in or credited to, or purchased with funds from, any of the foregoing accounts (and excluding the Certificate Distribution Account and the Class B Reserve Account and any amounts or property held in or credited to, or purchased with funds from, either of such accounts), (v) all of the rights of the Seller or of the Issuer to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, (vi) all of the rights of the Seller or of the Issuer to all documents contained in the Receivable Files, (vii) all of the rights of the Seller or of the Issuer under the Purchase Agreement, including the right of the Seller to cause MBCC to repurchase Receivables from time to time from the Seller under certain circumstances specified therein, and under the Sale and Servicing Agreement, (viii) all of the rights of the Seller or of the Issuer, if any, of recourse against Dealers arising out of breaches by Dealers in connection with the Receivables, (ix) all property (including the right to receive future Liquidation Proceeds and Recoveries) that secures a Receivable and that will have been acquired by or on behalf of the Indenture Trustee,

(x) the Servicing Guaranty Agreement, and (xi) all proceeds (within the meaning of Section 9-306 of the UCC) of the foregoing, including, without limitation, all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

            The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

            The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties under this Indenture to the best of its ability to the end that the interests of the Holders of the Notes may be adequately and effectively protected to the extent of the Collateral.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.1 (a) Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

            "Accrued Note Interest" shall mean, with respect to any Payment Date and each Class of Notes, the sum of the Monthly Accrued Note Interest and the
Note Interest Carryover Shortfall for such Class for such Payment Date.

            "Act" shall have the meaning specified in Section 11.3(a).

            "Administration Agreement" shall mean the Administration Agreement, dated as of November 1, 1998, by and among the Administrator, the Issuer and the Indenture Trustee, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

            "Administrator" shall mean MBCC, a Delaware corporation, or any successor Administrator under the Administration Agreement.

            "Affiliate" shall have the meaning specified in the Sale and Servicing Agreement.

            "Assignment" shall have the meaning specified in the Sale and Servicing Agreement.

            "Authenticating Agent" shall have the meaning specified in Section 2.14.

            "Authorized Officer" shall have the meaning specified in the Sale and Servicing Agreement.

            "Basic Documents" shall mean this Indenture, the Certificate of Trust, the Trust Agreement, the Assignment, the Sale and Servicing Agreement, the Purchase Agreement, the Administration Agreement, the Note Depository Agreement, the Servicing Guaranty Agreement, the Control Agreement and other documents and certificates delivered in connection therewith as the same may from time to time be amended, supplemented or otherwise modified and in effect.

            "Book-Entry Notes" shall mean a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11.

            "Business Day" shall have the meaning specified in the Sale and Servicing Agreement.

            "Certificate" shall have the meaning specified in the Trust
Agreement.

            "Certificate Distribution Account" shall have the meaning specified in the Trust Agreement.

            "Certificate of Authentication" shall have the meaning specified in
Section 2.2(e).

            "Certificate of Trust" shall have the meaning specified in the Trust Agreement.

            "Class" shall mean a class of Notes, which may be the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes.

            "Class A Notes" shall mean the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, collectively.

            "Class A Reserve Account" shall have the meaning specified in the Sale and Servicing Agreement.

            "Class A-1 Final Payment Date" shall mean January 3, 2000.

            "Class A-1 Noteholder" shall mean, subject to Section 2.11, the Person in whose name a Class A-1 Note is registered on the Note Register.

            "Class A-1 Notes" shall mean the $360,000,000 aggregate initial principal amount of 5.27125% Class A-1 Asset Backed Notes issued by the Trust pursuant to this Indenture, substantially in the form of Exhibit A-1 to this Indenture.

            "Class A-1 Rate" shall mean 5.27125% per annum.

            "Class A-2 Final Payment Date" shall mean the December 2001 Payment Date.

            "Class A-2 Noteholder" shall mean, subject to Section 2.11, the Person in whose name a Class A-2 Note is registered on the Note Register.

            "Class A-2 Notes" shall mean the $508,000,000 aggregate initial principal amount of 5.23% Class A-2 Asset Backed Notes issued by the Trust pursuant to this Indenture, substantially in the form of Exhibit A-2 to this Indenture.

            "Class A-2 Rate" shall mean 5.23% per annum.

            "Class A-3 Final Payment Date" shall mean the January 2003 Payment Date.

            "Class A-3 Noteholder" shall mean, subject to Section 2.11, the Person in whose name a Class A-3 Note is registered on the Note Register.

            "Class A-3 Notes" shall mean the $440,000,000 aggregate initial principal amount of 5.16% Class A-3 Asset Backed Notes issued by the Trust pursuant to this Indenture, substantially in the form of Exhibit A-3 to this Indenture.

            "Class A-3 Rate" shall mean 5.16% per annum.

            "Class A-4 Final Payment Date" shall mean the December 2003 Payment Date.

            "Class A-4 Noteholder" shall mean, subject to Section 2.11, the Person in whose name a Class A-4 Note is registered on the Note Register.

            "Class A-4 Notes" shall mean the $241,800,000 aggregate initial principal amount of 5.22% Class A-4 Asset Backed Notes issued by the Trust pursuant to this Indenture, substantially in the form of Exhibit A-4 to this Indenture.

            "Class A-4 Rate" shall mean 5.22% per annum.

            "Class B Final Payment Date" shall have the meaning specified in the Trust Agreement.

            "Class B Reserve Account" shall have the meaning specified in the Trust Agreement.

            "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

            "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "Closing Date" shall have the meaning specified in the Sale and Servicing Agreement.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

            "Collateral" shall have the meaning specified in the Granting Clause of this Indenture.

            "Collection Account" shall have the meaning specified in the Sale and Servicing Agreement.

            "Commission" shall mean the Securities and Exchange Commission.

            "Control Agreement" shall mean the Securities Account Control Agreement, dated as of November 1, 1998, by and among the Seller, the Issuer, the Owner Trustee, the Indenture Trustee and Citibank, N.A. in its capacity as securities intermediary with respect to the Collection Account, the Note Distribution Account, the Payahead Account and the Class A Reserve Account, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

            "Corporate Trust Office" shall mean, with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at date of execution of this Indenture is located at 111 Wall Street, 5th Floor, Zone 2, New York, NY 10005, Attention: Global Agency and Trust Services, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.

            "Cutoff Date" shall have the meaning specified in the Sale and Servicing Agreement.

            "Dealers" shall have the meaning specified in the Sale and Servicing Agreement.

            "Default" shall mean any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

            "Definitive Notes" shall have the meaning specified in Section 2.11.

            "Event of Default" shall have the meaning specified in Section 5.1.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Executive Officer" shall mean, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation and, with respect to any partnership, any general partner thereof.

            "Final Payment Date" shall mean the Class A-1 Final Payment Date, the Class A-2 Final Payment Date, the Class A-3 Final Payment Date, the Class A-4 Final Payment Date, the Class B Final Payment Date, collectively, or any of them, as the context requires.

            "Final Scheduled Maturity Date" shall mean November 21, 2005.

            "Financed Vehicle" shall have the meaning specified in the Sale and Servicing Agreement.

            "Grant" shall mean to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and to grant a lien upon and a security interest in and right of set-off against, and to deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

            "Holder" with respect to (i) any Note, subject to Section 2.11, shall mean the Person in whose name the Note is registered on the Note Register, and (ii) any Certificate, shall have the meaning specified in the Trust Agreement.

            "Indenture shall have the meaning specified in the recitals hereto.

            "Indenture Trustee" shall mean Citibank, N.A., a national banking association, as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

            "Independent" shall mean, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            "Independent Certificate" shall mean a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

            "Issuer" shall mean Daimler-Benz Vehicle Owner Trust 1998-A, unless a successor replaces it and, thereafter, means the successor and for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

            "Issuer Order" and "Issuer Request" shall mean a written order or request signed in the name of the Issuer by any Authorized Officer of the Owner Trustee and delivered to the Indenture Trustee.

            "Liquidation Proceeds" shall have the meaning specified in the Sale and Servicing Agreement.

            "MBCC" shall mean Mercedes-Benz Credit Corporation, a Delaware corporation, and its successors and assigns.

            "Monthly Accrued Note Interest" shall mean, with respect to any Payment Date and (i) any Class of Notes, interest accrued for the related Note Interest Period at the applicable Note Interest Rate on the aggregate principal amount of the Notes of such Class as of the immediately preceding Payment Date, after giving effect to all payments of principal to Noteholders on or prior to such preceding Payment Date (or, in the case of the first Payment Date, the initial principal amount of the Notes); and (ii) with respect to the Notes collectively, the sum of Monthly Accrued Note Interest for each Class.

            "Note Depository Agreement" shall mean the Letter of Representations, dated as of November 1, 1998, by and among the Issuer, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Notes, or as the same may be amended, supplemented or otherwise modified and in effect from time to time.

            "Note Distribution Account" shall have the meaning specified in the Sale and Servicing Agreement.

            "Note Interest Carryover Shortfall" shall mean, with respect to any Payment Date and any Class of Notes, the excess of (i) the sum of the Monthly Accrued Note Interest for the preceding Payment Date and any outstanding Note Interest Carryover Shortfall from the close of business on such preceding Payment Date, over (ii) the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Payment Date, plus interest on such excess to the extent permitted by law, at the applicable Note Interest Rate for the related Note Interest Period.

            "Note Interest Period" shall mean, with respect to any Payment Date,
(i) with respect to the Class A-1 Notes, the period from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date to but excluding the following Payment Date and (ii) with respect to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the period from and including the Closing Date (in the case of the first Payment Date) or from and including the twentieth (20th) day of the calendar month preceding each Payment Date to but excluding the twentieth (20th) day of the following calendar month.

            "Note Interest Rate" shall mean, in the case of the Class A-1 Notes, the Class A-1 Rate, in the case of the Class A-2 Notes, the Class A-2 Rate, in the case of the Class A-3 Notes, the Class A-3 Rate, and in the case of the Class A-4 Notes, the Class A-4 Rate.

            "Note Owner" shall mean, with respect to any Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

            "Note Register" and "Note Registrar" shall have the respective meanings specified in Section 2.5.

            "Noteholder" shall mean the Holder of a Note.

            "Notes" shall mean the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, collectively.

            "Obligor" shall have the meaning specified in the Sale and Servicing Agreement.

            "Opinion of Counsel" shall mean one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer, the Seller, MBCC or the Servicer, as applicable, and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.1 and shall be in form and substance satisfactory to the Indenture Trustee.

            "Outstanding" shall mean, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

                  (i) Notes theretofore fully paid and cancelled by the Note Registrar or delivered to the Note Registrar for re-registration and cancellation;

                  (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes

      (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

                  (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;

provided, that in determining whether the Holders of the requisite principal amount of the Notes Outstanding have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver, only the Notes that a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

            "Outstanding Amount" shall mean the aggregate principal amount of all Notes Outstanding at the date of determination.

            "Owner Trustee" shall have the meaning specified in the Trust Agreement.

            "Payahead Account" shall have the meaning specified in the Sale and Servicing Agreement.

            "Paying Agent" shall mean, with respect to any amounts held on behalf of or paid to any Noteholders, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in
Section 6.11 and is authorized by the Issuer to make payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

            "Payment Date" shall have the meaning specified in the Sale and Servicing Agreement.

            "Permitted Investments" shall have the meaning specified in the Sale and Servicing Agreement.

            "Person" shall have the meaning specified in the Sale and Servicing Agreement.

            "Purchase Agreement" shall have the meaning specified in the Sale and Servicing Agreement.

            "Predecessor Note" shall mean, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note and, for purposes of this definition, any Note authenticated and delivered under Section 2.6 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

            "Principal Carryover Shortfall" shall have the meaning specified in the Sale and Servicing Agreement.

            "Principal Distribution Amount" shall have the meaning specified in the Sale and Servicing Agreement.

            "Proceeding" shall mean any suit in equity, action at law or other judicial or administrative proceeding.

            "Rating Agency Condition" shall have the meaning specified in the Sale and Servicing Agreement.

            "Receivable" shall have the meaning specified in the Sale and Servicing Agreement.

            "Receivable File" shall have the meaning specified in the Sale and Servicing Agreement.

            "Record Date" shall have the meaning specified in the Sale and Servicing Agreement.

            "Recoveries" shall have the meaning specified in the Sale and Servicing Agreement.

            "Redemption Date" shall mean the Payment Date specified by the Servicer pursuant to Section 10.1.

            "Redemption Price" shall mean an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon.

            "Registered Holder" shall mean the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

            "Reserve Accounts" shall have the meaning specified in the Sale and Servicing Agreement.

            "Responsible Officer" shall mean, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by the above designated officers and having direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement, dated as of November 1, 1998, by and among the Issuer, the Seller and MBCC, as Servicer, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Seller" shall have the meaning specified in the Sale and Servicing Agreement.

            "Servicer" shall have the meaning specified in the Sale and Servicing Agreement.

            "Servicing Guaranty Agreement" shall have the meaning specified in the Sale and Servicing Agreement.

            "Specified Class A Reserve Balance" and "Specified Class B Reserve Balance" shall have the respective meanings specified in the Sale and Servicing Agreement.

            "State" shall mean any of the fifty States of the United States of America or the District of Columbia.

            "Successor Servicer" shall have the meaning specified in Section 3.7(e).

            "Total Required Payment" shall mean, on any Payment Date, the Total Servicing Fee, the Accrued Note Interest and the Principal Distribution Amount with respect to the Notes.

            "Trust" shall have the meaning specified in the Trust Agreement.

            "Trust Agreement" shall mean the Trust Agreement, dated as of November 1, 1998, by and between the Owner Trustee and the Seller, as depositor thereunder, as the same may be amended, supplemented or otherwise modified and in effect from time to time (including the Amended and Restated Trust Agreement, dated as of November 1, 1998, by and between the Owner Trustee and the Seller, as depositor thereunder).

            "Trust Estate" shall mean the "Owner Trust Estate" as defined in the Trust Agreement.

            "Trust Indenture Act" or "TIA" shall mean the Trust Indenture Act of 1939, as amended, unless otherwise specifically provided.

            (b) Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein have the respective meanings set forth in, or incorporated by reference into, the Sale and Servicing Agreement for all purposes of this Indenture.

            SECTION 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Indenture securities" shall mean the Notes.

            "Indenture security holder" shall mean a Noteholder.

            "Indenture to be qualified" shall mean this Indenture.

            "Indenture trustee" or "Institutional trustee" shall mean the Indenture Trustee.

            "Obligor" on the indenture securities shall mean the Issuer and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

            SECTION 1.3 Rules of Construction. Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                  (iii) "or" is not exclusive;

                  (iv) "including" means including without limitation;

                  (v) words in the singular include the plural and words in the plural include the singular; and

                  (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                                    THE NOTES

            SECTION 2.1 Form. (a) The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, together with the Indenture Trustee's Certificates of Authentication thereon, shall be substantially the form set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

            (b) The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

            (c) Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibits A-1 through A-4 hereto are part of the terms of this Indenture and are incorporated herein by reference.

            SECTION 2.2 Execution, Authentication and Delivery. (a) The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

            (b) Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Owner Trustee on behalf of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

            (c) The Indenture Trustee shall, upon Issuer Order, authenticate and deliver 5.27125% Class A-1 Asset Backed Notes for original issue in an aggregate principal amount of $360,000,000, 5.23% Class A-2 Asset Backed Notes for original issue in an aggregate principal amount of $508,000,000, 5.16% Class A-3 Asset Backed Notes for original issue in an aggregate principal amount of $440,000,000 and 5.22% Class A-4 Asset Backed Notes for original issue in an aggregate principal amount of $241,800,000. The aggregate principal amounts of 5.27125% Class A-1 Asset Backed Notes, 5.23% Class A-2 Asset Backed Notes, 5.16% Class A-3 Asset Backed Notes and 5.22% Class A-4 Asset Backed Notes outstanding at any time may not exceed those respective amounts except as provided in
Section 2.6.

            (d) Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in minimum denominations of $1,000 and integral multiples thereof.

            (e) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories (such prescribed certificate, a "Certificate of Authentication"), and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

            SECTION 2.3 Temporary Notes. (a) Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

            (b) If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

            SECTION 2.4 Tax Treatment. The Issuer has entered into this Indenture, and the Notes shall be issued, with the intention that, for federal, state and local income and franchise tax purposes, the Notes shall qualify as indebtedness of the Issuer secured by the Collateral. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income and franchise tax purposes as indebtedness of the Issuer.

            SECTION 2.5 Registration; Registration of Transfer and Exchange. (a) The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

            (b) If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, (i) the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location and any change in the location, of the Note Register, (ii) the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof and (iii) the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

            (c) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401 of the Relevant UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denomination, of a like aggregate principal amount. The Indenture Trustee may conclusively rely upon the Administrator with respect to the determination of whether the requirements of Section 8-401 of the Relevant UCC are met.

            (d) At the option of the Noteholder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the Relevant UCC are met, the Issuer shall execute, the Indenture Trustee shall authenticate, and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making such exchange is entitled to receive. The Indenture Trustee may conclusively rely upon the Administrator with respect to the determination of whether the requirements of
Section 8-401 of the Relevant UCC are met.

            (e) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

            (f) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar.

            (g) No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.6 not involving any transfer.

            (h) The preceding provisions of this Section 2.5 notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of fifteen (15) days preceding the due date for any payment with respect to such Note.

            SECTION 2.6 Mutilated, Destroyed, Lost or Stolen Notes. (a) If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such satisfactory security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of written notice to the Issuer, the Note Registrar or the Indenture

Trustee that such Note has been acquired by a protected purchaser, and provided that the requirements of Section 8-405 of the Relevant UCC are met, the Issuer shall execute, and upon its written request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days of the Indenture Trustee's receipt of evidence to its satisfaction of such destruction, loss or theft shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note of the same Class, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. The Indenture Trustee may conclusively rely upon the Administrator with respect to the determination of whether the requirements of Section 8-405 of the Relevant UCC are met. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso set forth in the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

            (b) Upon the issuance of any replacement Note under this Section 2.6, the Issuer and the Trustee may require in addition to satisfactory security or indemnity, the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

            (c) Every replacement Note issued pursuant to this Section 2.6 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute a contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            (d) The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            SECTION 2.7 Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, any Paying Agent and any other agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered in the Note Register (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or agent of the Indenture Trustee shall be affected by notice to the contrary.

            SECTION 2.8 Payments.

            (a) On each Payment Date, upon receipt of written instructions from the Servicer pursuant to Section 4.6(c) of the Sale and Servicing Agreement, the Indenture Trustee will (i) withdraw from the Collection Account and pay to the Servicer any amounts required to reimburse the Servicer for any outstanding Advances for any prior Collection Periods in accordance with Section 4.4 of the Sale and Servicing Agreement, and thereafter, (ii) withdraw (A) all Available Funds on deposit in the Collection Account for the related Collection Period and
(B) the additional amounts from the sources specified below and make the following payments and deposits from the sources specified below for such Payment Date in the following order of priority:

                  (i) to the Servicer, the Total Servicing Fee, such amount to be paid, first, from Available Funds in the Collection Account, second, from the Class B Reserve Account, and third, from the Class A Reserve Account;

                  (ii) to the Note Distribution Account, the Accrued Note Interest on each Class of Notes, such amount to be paid, first, from Available Funds in the Collection Account, and second, from the Class A Reserve Account;

                  (iii) to the Certificate Distribution Account, the Accrued Certificate Interest, such amount to be paid, first, from Available Funds in the Collection Account, and second, from the Class B Reserve Account;

                  (iv) to the Note Distribution Account, the Principal Distribution Amount with respect to each Class of Notes, such amount to be paid, first, from Available Funds in the Collection Account, and second, from the Class A Reserve Account;

                  (v) to the Certificate Distribution Account, the Principal Distribution Amount with respect to the Certificates, such amount to be paid, first, from Available Funds in the Collection Account, and second, from the Class B Reserve Account;

                  (vi) to the Class A Reserve Account, from Available Funds in the Collection Account, the amount required to bring the amount in the Class A Reserve Account up to the Specified Class A Reserve Balance;

                  (vii) to the Class B Reserve Account, from Available Funds in the Collection Account, the amount required to bring the amount in the Class B Reserve Account up to the Specified Class B Reserve Balance; and

                  (viii) to the Seller, any remaining Available Funds in the Collection Account.

Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, the Available Funds remaining after the application of clauses (i) and
(ii) above will be deposited in the Note Distribution Account and applied in accordance with Section 2.8(f).

            (b) The principal of each Note shall be payable in installments on each Payment Date in an aggregate amount (unless the Notes have been accelerated in accordance with Section 5.2 following the occurrence of an Event of Default) for all Classes of Notes equal to the Principal Distribution Amount with respect to such Payment Date. On each Payment Date, unless the Notes have been accelerated in accordance with Section 5.2 following the occurrence of an Event of Default, the Issuer shall cause to be paid all amounts on deposit in the Note Distribution Account with respect to the related Collection Period in the following order of priority;

                  (i) to the Class A Noteholders, Accrued Note Interest (and, if amounts on deposit in the Note Distribution Account are insufficient for such purpose, payments shall be made to the Class A Noteholders pro rata in proportion to the Accrued Note Interest for each Class of Class A Notes);

                  (ii) to the Class A-1 Noteholders, 100% of the Principal Distribution Amount in reduction of principal until the principal amount of the Class A-1 Notes has been paid in full;

                  (iii) following payment in full of the Class A-1 Notes, to the Class A-2 Noteholders, 100% of the remaining Principal Distribution Amount in reduction of principal until the principal amount of the Class A-2 Notes has been paid in full;

                  (iv) following payment in full of the Class A-2 Notes, to the Class A-3 Noteholders, 100% of the remaining Principal Distribution Amount in reduction of principal until the principal amount of the Class A-3 Notes has been paid in full; and

                  (v) following payment in full of the Class A-3 Notes, to the Class A-4 Noteholders, 100% of the remaining Principal Distribution Amount in reduction of principal until the principal amount of the Class A-4 Notes has been paid in full.

            (c) The principal amount of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 Final Payment Date, the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Payment Date, the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the Class A-3 Final Payment Date and the principal amount of the Class A-4 Notes, to the extent not previously paid, will be due on the Class A-4 Final Payment Date.

            (d) The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes shall accrue interest at the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate and the Class A-4 Rate, respectively, and such interest shall be due and payable on each Payment Date. Interest on the Class A-1 Notes will be calculated on the basis of actual days elapsed and a 360-day year. Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be calculated on the basis of a 360-day year of twelve 30-day months. Subject to Section 3.1, any installment of principal of or interest, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date; provided that, unless Definitive Notes have been issued pursuant to Section 2.13, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee, and except for the final installment of principal payable with respect to such Note on a Payment Date or on the related Final Payment Date (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1), which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3. The Issuer shall pay all Accrued
Note Interest, including Note Interest Carryover Shortfalls, to the Persons who are Noteholders on the Record Date for a particular Payment Date even if a portion of such Accrued Note Interest relates to a different Payment Date.

            (e) All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note shall be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment shall be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemption of Notes shall be mailed to Noteholders as provided in Section 10.2.

            (f) Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of Notes representing not less than a majority of the principal amount of the Notes Outstanding have declared the Notes to be immediately due and payable in the manner provided in Section 5.2. On each Payment Date following acceleration of the Notes, all amounts on deposit in the Note Distribution Account shall be paid in the following order of priority.

                  (i) first, to the Indenture Trustee for amounts due under
      Section 6.7;

                  (ii) second, to the Servicer for any unreimbursed Advances;

                  (iii) third, to the Servicer for amounts due and unpaid in respect of Total Servicing Fees;

                  (iv) fourth, to Noteholders of each Class of Class A Notes, Accrued Note Interest ratably in proportion to Accrued Note Interest for each Class of Class A Notes, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

                  (v) fifth, to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, the outstanding principal amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, respectively, pro rata in proportion to the respective principal balances of each of such Classes in reduction of principal until the principal amount of each of such Classes has been paid in full; and

                  (vi) sixth, to the Certificate Distribution Account, any remaining balance in the Note Distribution Account.

            SECTION 2.9 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.9, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it, provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

            SECTION 2.10 Release of Collateral. Subject to Section 11.1 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates. If the Commission shall issue an exemptive order under TIA Section 304(d) modifying the Indenture Trustee's obligations under TIA Sections 314(c) and 314(d)(1), the Indenture Trustee shall release property from the lien of this Indenture in accordance with the conditions and procedures set forth in such exemptive order.

            SECTION 2.11 Book-Entry Notes. The Notes, upon original issuance, shall be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner thereof shall receive a Definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.13. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to such Note Owners pursuant to
Section 2.13:

            (a) the provisions of this Section 2.11 shall be in full force and effect;

            (b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

            (c) to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section shall control;

            (d) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency

Participants pursuant to the Note Depository Agreement; unless and until Definitive Notes are issued pursuant to Section 2.13, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants;

            (e) whenever this Indenture requires or permits actions to be taken based upon written instructions or directions of Holders of Notes evidencing a specified percentage of the principal amount of the Notes or any Class of Notes Outstanding, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received written instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes or such Class of Notes and has delivered such written instructions to the Indenture Trustee; and

            (f) the Clearing Agency may be treated by the Indenture Trustee and its agents, employees, officers and directors as the absolute owner of the Notes for all purposes whatsoever.

            SECTION 2.12 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to
Section 2.13, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to such Note Owners.

            SECTION 2.13 Definitive Notes. If (a) the Issuer, the Administrator or the Servicer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Indenture Trustee or the Administrator is unable to locate a qualified successor, (b) the Administrator, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Event of Default or an Event of Servicing Termination, Note Owners of the Book-Entry Notes representing beneficial interests aggregating not less than a majority of the principal amount of such Notes advise the Indenture Trustee and the Clearing Agency (or a successor thereto) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners, the Indenture Trustee and any Paying Agent hereunder in writing of the occurrence of such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar the Indenture Trustee, or any Paying Agent hereunder shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

            SECTION 2.14 Authenticating Agents. (a) The Indenture Trustee may appoint one or more Persons (each, an "Authenticating Agent") with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.2, 2.3, 2.5 and 2.6, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 2.14 shall be deemed to be the authentication of Notes "by the Indenture Trustee".

            (b) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

            (c) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Owner Trustee. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Owner Trustee. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may appoint a successor Authenticating Agent and shall give written notice of any such appointment to the Owner Trustee.

            (d) The Administrator agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services. The provisions of Sections 2.9 and 6.4 shall be applicable to any Authenticating Agent.

                                   ARTICLE III

                                    COVENANTS

            SECTION 3.1 Payment Covenant. The Issuer shall duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

            SECTION 3.2 Maintenance of Office or Agency. The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If, at any time, the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

            SECTION 3.3 Money for Payments To Be Held in Trust. (a) As provided in Section 8.2, all payments of amounts due and payable with respect to any Notes or Certificates that are to be made from amounts withdrawn from the Collection Account, the Reserve Accounts or the Note Distribution Account, as applicable, shall be made on behalf of the Issuer by the Indenture Trustee or by any other Paying Agent, and no amounts so withdrawn from the Collection Account, the Reserve Accounts or the Note Distribution Account, as applicable, for payments of Notes or Certificates shall be paid over to the Issuer, except as provided in this Section 3.3.

            (b) On or before each Payment Date and Redemption Date, to the extent funds are available for such purpose, the Indenture Trustee or any other Paying Agent shall deposit or cause to be deposited in each of the Note Distribution Account and the Certificate Distribution Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes and the Certificates, as the case may be, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the only Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee in writing of its action or failure so to act.

            (c) The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent shall:

                  (i) hold all sums held by it for the payment of amounts due with respect to the Notes or the Certificates, as applicable, in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (ii) give the Indenture Trustee and the Owner Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes or the Certificates, as applicable;

                  (iii) at any time during the continuance of any such default, upon the written request of (a) the Indenture Trustee, forthwith pay to the Indenture Trustee, and (b) the Owner Trustee, forthwith pay to the Owner Trustee, as appropriate, all sums so held in trust by such Paying Agent on behalf of the Noteholders and the Certificateholders, respectively;

                  (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee and the Owner Trustee, respectively, all sums held by it in trust for the payment of Notes or the Certificates, as applicable, if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

                  (v) comply with all requirements of the Code and any state or local tax law with respect to the withholding from any payments made by it on any Notes or Certificates, as applicable, of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

                  (vi) Agree that the Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee and the Owner Trustee, as appropriate, all sums held in trust by such Paying Agent, such sums to be held, after receipt thereof by the Indenture Trustee and the Owner Trustee, as applicable, upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent, such Paying Agent shall be released from all further liability with respect to such money.

            (d) Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee, the Owner Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note or any Certificate, as applicable, and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note or Certificate, as applicable, shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and written direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty
(30) days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and written direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes or Certificates, as applicable, have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

            SECTION 3.4 Existence. The Issuer shall keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Certificates, the Collateral and each other instrument or agreement included in the Trust Estate.

            SECTION 3.5 Protection of Trust Estate. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and shall file all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

                  (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                  (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                  (iii) enforce any rights hereunder with respect to the Collateral; or

                  (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee, the Noteholders and the Certificateholders in such Trust Estate against the claims of all Persons.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute at the expense of the Issuer any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.5.

            SECTION 3.6 Opinions as to Trust Estate. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel substantially in the form attached hereto as Exhibit B.

            (b) On or before May 31, in each calendar year, beginning in 1999, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that shall, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until May 31 in the following calendar year.

            SECTION 3.7 Performance of Obligations; Servicing of Receivables.
(a) The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture and the other Basic Documents.

            (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

            (c) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate, including, but not limited to, filing or causing to be filed all financing statements and continuation statements required to be filed under the Relevant UCC by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the Holders of at least a majority of the principal amount of the Notes Outstanding.

            (d) If the Issuer shall have knowledge of the occurrence of an Event of Servicing Termination under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies in writing thereof and shall specify in such notice the action, if any, the Issuer is taking in respect of such default. If an Event of Servicing Termination shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

            (e) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to
Section 7.1 of the Sale and Servicing Agreement, the Issuer shall (subject to the rights of the Indenture Trustee to direct such appointment pursuant to
Section 7.2 of the Sale and Servicing Agreement) appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee, without further action, shall automatically be appointed the Successor Servicer. The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event shall be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Sale and Servicing Agreement. Any Successor Servicer (other than the Indenture Trustee) shall (i) be an established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of Contracts and (ii) enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of the Sale and Servicing Agreement applicable to the Servicer. If, within thirty (30) days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Sale and Servicing Agreement, and in accordance with Section 7.2 of the Sale and Servicing Agreement, the Issuer shall enter into an agreement with such successor for the servicing of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed to the Servicer's duties as servicer of the Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer and the servicing of the Receivables. In case the Indenture Trustee shall become successor to the Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its Affiliates; provided that the Indenture Trustee, in its capacity as the Servicer, shall be fully liable for the actions and omissions of such Affiliate in such capacity as Successor Servicer.

            (f) Upon any termination of the Servicer's rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee in writing. As soon as a Successor Servicer is appointed by the Issuer, the Issuer shall notify in writing the Indenture Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

            (g) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer hereby agrees that it shall not, without the prior written consent of the Indenture Trustee or the Holders of at least a majority in principal amount of the Notes Outstanding, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Sale and Servicing Agreement or the Basic Documents).

            SECTION 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

            (a) except as expressly permitted by this Indenture, the Trust Agreement, the Purchase Agreement or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Indenture Trustee;

            (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon the Trust;

            (c) dissolve or liquidate in whole or in part; or

            (d) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture or as specifically contemplated by the Basic Documents) to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof or any interest therein or the proceeds thereof or
(iii) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Collateral.

            SECTION 3.9 Annual Statement as to Compliance. The Issuer shall deliver to the Indenture Trustee, within 120 days after the end of each calendar year (commencing with the year 1999), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

            (a) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

            (b) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

            SECTION 3.10 Issuer May Consolidate, etc., Only on Certain Terms.
(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

                  (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all

      Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                  (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

                  (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                  (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this
      Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

            (b) Other than as specifically contemplated by the Basic Documents, the Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

                  (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes,
      (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes, and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                  (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

                  (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                  (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this
      Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

            SECTION 3.11 Successor of Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

            (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), the Issuer shall be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that the Issuer is to be so released.

            SECTION 3.12 No Other Business. The Issuer shall not engage in any business other than financing, acquiring, owning and pledging the Receivables in the manner contemplated by this Indenture and the other Basic Documents and activities incidental thereto.

            SECTION 3.13 No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes and the Certificates.

            SECTION 3.14 Servicer's Obligations. The Issuer shall cause the Servicer to comply with the Sale and Servicing Agreement, including Sections 3.7, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14 and 4.9 and Article VI thereof.

            SECTION 3.15 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture and the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

            SECTION 3.16 Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets.

            SECTION 3.17 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 3.18 Restricted Payments. The Issuer shall not, directly or indirectly, (a) make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (c) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (i) payments to the Servicer, the Seller, the Owner Trustee and the Certificateholders and into the Certificate Distribution Account and the Class B Reserve Account as contemplated by, and to the extent funds are available for such purpose under, this Indenture, the Sale and Servicing Agreement or the Trust Agreement and (ii) payments to the Indenture Trustee pursuant to Section 1(a)(ii) of the Administration Agreement. The Issuer shall not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

            SECTION 3.19 Notice of Events of Default. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and of each default on the part of any party to the Sale and Servicing Agreement or the Purchase Agreement with respect to any of the provisions thereof.

            SECTION 3.20 Removal of Administrator. For so long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection therewith.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

            SECTION 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12 and 3.13 hereof, (e) the rights, obligations, indemnities and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.3), and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

            (1) either

            (A) all Notes of all Classes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.6 and (ii) Notes for whose payment money has theretofore been irrevocably deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or

            (B) all Notes not theretofore delivered to the Indenture Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee sufficient cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable Final Payment

            Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1(a)), as the case may be;

            (2) the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder and under the other Basic Documents;

            (3) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and, subject to Section 11.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

            (4) the Issuer has delivered to the Indenture Trustee an Opinion of Counsel to the effect that the satisfaction and discharge of the Notes pursuant to this Section 4.1 will not cause any Noteholder to be treated as having sold or exchanged any of its Notes for purposes of Section 1001 of the Code.

            SECTION 4.2 Satisfaction, Discharge and Defeasance of the Notes. (a) Upon satisfaction of the conditions set forth in subsection (b) below, the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Notes Outstanding, and the provisions of this Indenture, as it relates to such Notes, shall no longer be in effect (and the Indenture Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except as to:

                  (i) the rights of Holders of Notes to receive, from the trust funds described in subsection (b)(i) hereof, payment of the principal of and interest on the Notes Outstanding at maturity of such principal or interest;

                  (ii) the obligations of the Issuer with respect to the Notes under Sections 2.5, 2.6, 3.2 or 3.3 hereof;

                  (iii) the obligations of the Issuer to the Indenture Trustee under Section 6.7 hereof; and

                  (iv) the rights, powers, trusts, indemnities and immunities of the Indenture Trustee hereunder and the duties of the Indenture Trustee hereunder.

            (a) The satisfaction, discharge and defeasance of the Notes pursuant to subsection (a) of this Section 4.2 is subject to the satisfaction of all of the following conditions:

                  (i) the Issuer has deposited or caused to be deposited irrevocably (except as provided in Section 4.4 hereof) with the Indenture Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, which, through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day prior to the due date of any payment referred to below, money in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay and discharge the entire indebtedness on the Notes Outstanding, for principal thereof and interest thereon to the date of such deposit (in the case of Notes that have become due and payable) or to the maturity of such principal and interest, as the case may be;

                  (ii) such deposit will not result in a breach or violation of, or constitute an event of default under, any other agreement or instrument to which the Issuer is bound;

                  (iii) no Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or on the ninety-first (91st) day after such date;

                  (iv) the Issuer has delivered to the Indenture Trustee an Opinion of Counsel to the effect that the satisfaction, discharge and defeasance of the Notes pursuant to this Section 4.2 will not cause any Noteholder to be treated as having sold or exchanged any of its Notes for purposes of Section 1001 of the Code; and

                  (v) the Issuer has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this
      Section 4.2 have been complied with.

            SECTION 4.3 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest, but such monies need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

            SECTION 4.4 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

                                    ARTICLE V

                                    REMEDIES

            SECTION 5.1 Events of Default. "Event of Default," wherever used herein, means the occurrence of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five
(5) days or more; or

            (b) default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, including with respect to each Class of Notes, the Final Payment Date for such Class; or

            (c) default in the observance or performance of any material covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section 5.1 specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of sixty (60) days or in the case of a materially incorrect representation and warranty thirty
(30) days, after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of not less than twenty-five percent (25%) of the principal amount of the Notes Outstanding, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

            (d) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

            (e) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

The Issuer shall deliver to the Indenture Trustee, within five (5) days after the occurrence thereof, written notice in the form of an Officer's Certificate of any Default which with the giving of notice and the lapse of time would become an Event of Default under clause (c), its status and what action the Issuer is taking or proposes to take with respect thereto.

            SECTION 5.2 Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the principal amount of the Notes Outstanding, voting as a group, may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

            (b) At any time after a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the Holders of Notes representing a majority of the principal amount of the Notes Outstanding, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                        (A) all sums paid or advanced by the Indenture Trustee
            hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel and other amounts due and owing to the Indenture Trustee pursuant to
            Section 6.7; and

                        (B) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                  (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

            SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five (5) days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest and all other amounts that would then be due hereunder or upon such Notes, with interest upon the overdue principal at the applicable Note Interest Rate and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the applicable Note Interest Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel and other amounts due and owing to the Indenture Trustee pursuant to Section 6.7.

            (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, subject to the Basic Documents, the monies adjudged or decreed to be payable.

            (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

            (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                  (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and all other amounts due and owing to the Trustee pursuant to Section 6.7) and of the Noteholders allowed in such Proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                  (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to pay all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

                  (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other amounts due and owing to the Trustee pursuant to Section 6.7.

            (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

            (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, shall be for the ratable benefit of the Holders of the Notes.

            (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

            SECTION 5.4 Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.5):

                  (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or other wise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

                  (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

                  (iii) exercise any remedies of a secured party under the Relevant UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

                  (iv) sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default, other than an Event of Default described in Section 5.1(a) or (b), unless (A) the Holders of one hundred percent (100%) of the principal amount of the Notes Outstanding consent thereto, (B) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes or (C) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due (with respect to principal, on the applicable Final Payment Date for each class) if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of sixty-six and two-thirds percent (66-2/3%) of the principal amount of the Notes Outstanding. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) above, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

            (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the order of priority set forth in Section 2.8.

            (c) The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.4. At least fifteen (15) days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

            SECTION 5.5 Optional Preservation of the Receivables. If the Notes have been declared to be due and payable under Section 5.2 following an Event of Default, and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral and apply proceeds as if there had been no declaration of acceleration; provided, however, that Available Funds shall be applied in accordance with such declaration of acceleration in the manner specified in
Section 4.6(c) of the Sale and Servicing Agreement. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

            SECTION 5.6 Limitation of Suits. (a) No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

                  (ii) the Holders of not less than twenty-five percent (25%) of the principal amount of the Notes Outstanding have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                  (iii) such Holder or Holders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

                  (iv) the Indenture Trustee for sixty (60) days after its receipt of such written notice, request and offer of the required indemnity has failed to institute such Proceedings; and

                  (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Holders of a majority of the principal amount of the Notes Outstanding.

            (b) It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

            (c) In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the principal amount of the Notes Outstanding, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture and the Indenture Trustee shall not be liable for any action taken pursuant to this Section.

            SECTION 5.7 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest and any other amount due, if any, on such Note on or after the respective due dates thereof expressed in such Note or in


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

this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

            SECTION 5.8 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

            SECTION 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or any acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

            SECTION 5.11 Control by Noteholders. (a) The Holders of a majority of the principal amount of the Notes Outstanding shall have the right to direct the time, method and place of conducting any Proceeding for any remedy


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

available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

                  (i) such written direction coupled with such satisfactory indemnity of the Indenture Trustee shall not be in conflict with any rule of law or with this Indenture;

                  (ii) subject to the express terms of Section 5.4, any written direction to the Indenture Trustee to sell or liquidate the Collateral shall be by Holders of Notes representing not less than one hundred percent (100%) of the principal amount of the Notes Outstanding;

                  (iii) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Collateral pursuant to such Section, then any written direction to the Indenture Trustee by Holders of Notes representing less than one hundred percent (100%) of the principal amount of the Notes Outstanding to sell or liquidate the Collateral shall be of no force and effect; and

                  (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such written direction.

            (b) Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.1, the Indenture Trustee need not take any action that it reasonably believes might involve it in costs, expenses and liabilities for which it will not be adequately indemnified or might materially adversely affect the rights of any Noteholders not consenting to such action.

            SECTION 5.12 Waiver of Past Defaults. (a) Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Holders of Notes representing not less than a majority of the principal amount of the Notes Outstanding may waive any past Default or Event of Default and its consequences except a Default or Event of Default (i) in the payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision hereof that cannot be amended, supplemented or modified without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

            (b) Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

            SECTION 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney's fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder or group of Noteholders, in each case holding in the aggregate more than ten percent (10%) of the principal amount of the Notes Outstanding or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

            SECTION 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 5.15 Action on Notes. The right of the Indenture Trustee to seek and recover judgment on the Notes or under this Indenture shall not be


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

affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).

            SECTION 5.16 Performance and Enforcement of Certain Obligations.
(a) Promptly following a request from the Indenture Trustee to do so, and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement or by the Seller of each of its obligations under or in connection with the Purchase Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement.

            (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the written direction (which direction coupled with the satisfactory indemnity of the Indenture Trustee shall be in writing or by telephone, confirmed in writing promptly thereafter) of the Holders of sixty-six and two-thirds percent (66-2/3%) of the principal amount of the Notes Outstanding, shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, or against the Seller under or in connection with the Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension, or waiver under the Sale and Servicing Agreement or the Purchase Agreement, as the case may be, and any right of the Issuer to take such action shall be suspended.


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

            (c) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by MBCC of each of its obligations to the Seller under or in connection with the Purchase Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Purchase Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by MBCC of each of its obligations under the Purchase Agreement.

            (d) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the written direction (which direction coupled with the satisfactory indemnity of the Indenture Trustee shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of sixty-six and two-thirds percent (66-2/3%) of the principal amount of the Notes Outstanding, shall, exercise all rights, remedies, powers, privileges and claims of the Seller against MBCC under or in connection with the Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by MBCC of each of its obligations to the Seller thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Purchase Agreement, and any rights of the Seller to take such action shall be suspended.


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

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

            SECTION 6.1 Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing of which a Responsible Officer has actual knowledge, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

                  (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                  (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and, if required by the terms of this Indenture, conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they reasonably conform to the requirements of this Indenture.

            (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph 6.1(c) does not limit the effect of paragraph (b) of this Section 6.1;

                  (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved by a court of competent jurisdiction that the Indenture Trustee was negligent in ascertaining the pertinent facts; and


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

                  (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

            (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section 6.1.

            (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

            (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

            (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

            (h) In the event that the Indenture Trustee is also acting as Paying Agent hereunder or under the Trust Agreement, or as Transfer Agent or Note Registrar hereunder, the rights and protections afforded to the Indenture Trustee pursuant to this Article VI shall also be afforded to the Paying Agent, Transfer Agent and Note Registrar.

            (i) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.1 and to the provisions of the TIA.

            (j) The Indenture Trustee shall not be charged with knowledge of any Event of Default unless either (1) a Responsible Officer shall have actual knowledge of such Event of Default or (2) written notice of such Event of Default shall have been given to and actually received by the Indenture Trustee in accordance with the provisions of this Indenture.


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            SECTION 6.2 Rights of Indenture Trustee. (a) The Indenture Trustee
may conclusively rely and shall be fully protected in relying on any document believed by it to be genuine and to have been signed or presented by the purportedly proper Person. The Indenture Trustee need not investigate any fact or matters stated in the document.

            (b) Before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel unless it is proved by a court of competent jurisdiction that the Indenture Trustee was negligent in such reliance.

            (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

            (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that such action or omission by the Indenture Trustee does not constitute willful misconduct, negligence or bad faith.

            (e) The Indenture Trustee may consult with counsel of its choice, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the written request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.


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            (g) The Indenture Trustee shall not be bound to make any
investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, person ally or by agent or attorney selected by it for such purpose.

            SECTION 6.3 Individual Rights of Indenture Trustee. The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent hereunder may do the same with like rights.

            SECTION 6.4 Indenture Trustee's Disclaimer. The Indenture Trustee
(a) shall not be responsible for, and makes no representation or warranty, as to the legality, validity, sufficiently, enforceablity or adequacy of this Indenture, the Collateral or the Notes or the authenticity of the Notes and (b) shall not be account able for the Issuer's use of the proceeds from the Notes, or responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's Certificate of Authentication. Except as expressly set forth in the Basic Documents, the Indenture Trustee shall have no obligation to administer, service or collect the Receivables or to maintain or otherwise supervise the administration, servicing or collection of the Receivables. The Indenture Trustee shall have no duty to monitor the performance of the Servicer nor shall it have any liability in connection with the malfeasance or nonfeasance by the Servicer. The Indenture Trustee shall have no liability in connection with compliance by the Servicer with statutory or regulatory requirements related to the Receivables or any provision of this Indenture, the Sale and Servicing Agreement or any related instrument or agreement. The Indenture Trustee shall not make or be deemed to have made any representations or warranties with respect to the applicable Basic Documents or the validity or sufficiency of any assignment of the Receivables to the Indenture Trustee.

            SECTION 6.5 Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of such Default within ninety (90) days after it occurs. Except in the case of a Default in payment of


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

principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

            SECTION 6.6 Reports by Indenture Trustee to Holders. Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, in each case as determined by the Servicer, the Indenture Trustee shall deliver to each Person who at any time during the preceding calendar year was a Noteholder a statement prepared by the Servicer pursuant to Section 3.9 of the Sale and Servicing Agreement containing the information which is required to be expressed in the Payment Date statements as a dollar amount per $1,000 of original denomination of the Notes or Class of Notes, as applicable, aggregated for such calendar year, for the purposes of such Noteholder's preparation of Federal income tax returns.

            SECTION 6.7 Compensation and Indemnity. (a) The Issuer shall, or shall cause the Administrator to, pay to the Indenture Trustee from time to time reasonable compensation for its services in accordance with the prevailing fee agreement. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall, or shall cause the Administrator to, reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall, or shall cause the Administrator to, indemnify the Indenture Trustee and any Paying Agent hereunder against any and all loss, liability or expense (including attorneys' fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the Basic Documents. The Indenture Trustee and any Paying Agent shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee or the Paying Agent to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall, or shall cause the Servicer to, defend any such claim, and the Indenture Trustee or the Paying Agent may have separate counsel and the Issuer shall, or shall cause the Servicer to, pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnity against any loss, liability or expense incurred by the Indenture Trustee or the Paying Agent through such Person's own willful misconduct, negligence or bad faith.

            (b) The Issuer's payment obligations to the Indenture Trustee and any Paying Agent pursuant to this Section 6.7 arising prior to the resignation or removal of the Indenture Trustee or such Paying Agent shall remain enforceable notwithstanding such resignation or removal and the subsequent discharge of this Indenture. When the Indenture Trustee or any Paying Agent incurs expenses after the occurrence of a Default specified in Section 5.1(d) or
(e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

            SECTION 6.8 Replacement of Indenture Trustee. (a) No resignation or removal of the Indenture Trustee, and no appointment of a successor Indenture Trustee, shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8. The Indenture Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Notes Outstanding may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Issuer in writing and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

                  (i) the Indenture Trustee fails to comply with Section 6.11;

                  (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

                  (iv) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.


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            (b) Any successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture; provided, however, that all amounts due and owing the predecessor trustee have been paid. The successor Indenture Trustee shall mail a notice of its succession to each Noteholder and to the Rating Agencies. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

            (c) If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in principal amount of the Notes Outstanding may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

            (d) Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.8, the Issuer's and the Administrator's obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

            SECTION 6.9 Successor Indenture Trustee by Merger. (a) If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies with prior written notice of any such transaction.

            (b) In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the Certificate of Authentication of any predecessor trustee, and deliver such Notes so authenticated, and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee. In all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

            SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver an instrument to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Property (other than the Certificate Distribution Account and the Class B Reserve Account and any money, financial assets and other property from time to time held in or credited to, or purchased with funding from either of such accounts), and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title such Trust Property, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

            (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee shall not be authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to any of the Trust Estate in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;


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

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

            (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

            (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            SECTION 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee or its parent shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and shall have a long-term debt rating of investment grade by each of the Rating Agencies or shall otherwise be acceptable to each of the Rating Agencies. The Indenture Trustee shall comply with TIA Section 310(b).

            SECTION 6.12 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


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            SECTION 6.13 Pennsylvania Motor Vehicle Sales Finance Act Licenses.
The Indenture Trustee shall use its reasonable efforts to maintain the effectiveness of all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Indenture and the transactions contemplated hereby until the lien and security interest of this Indenture shall no longer be in effect in accordance with the terms hereof.


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

                                   ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

            SECTION 7.1 Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer shall furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date and (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as (i) the Indenture Trustee is the Note Registrar or (ii) the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished to the Indenture Trustee.

            SECTION 7.2 Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

            (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

            (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

            (d) A copy of the Officer's Certificate required under Section 3.10(a) of the Sale and Servicing Agreement may be obtained by any Certificateholder by a request in writing to the Owner Trustee, or by any Noteholder or Person certifying that it is a Note Owner by a request in writing to the Indenture Trustee, in either case addressed to the applicable Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee shall promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee, and in connection therewith, the Indenture Trustee shall be entitled to its


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

reasonable fees and expenses, as agreed upon between the Seller and the Indenture Trustee.

            SECTION 7.3 Reports by Issuer. (a) The Issuer shall:

                  (i) file with the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                  (ii) file with the Indenture Trustee and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) and by rules and regulations prescribed from time to time by the Commission.

            (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall correspond to the calendar year.

            SECTION 7.4 Reports by Indenture Trustee. (a) If required by TIA
Section 313(a), within sixty (60) days after each March 31, beginning with March 31, 1999, the Indenture Trustee shall mail to each Noteholder as required by TIA
Section 313(c) a brief report dated as of such date that complies with TIA
Section 313(a). The Indenture Trustee in writing also shall comply with TIA
Section 313(b).

            (b) A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock


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

exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee in writing if and when the Notes are listed on any stock exchange.


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                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

            SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the Sale and Servicing Agreement. The Indenture Trustee shall apply all such money received by it as provided in this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in
Article V.

            SECTION 8.2 Establishment of Accounts. (a) On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain, in the name of the Indenture Trustee, the Collection Account and the Payahead Account for the benefit of the Noteholders and the Certificateholders, and the Note Distribution Account and the Class A Reserve Account for the benefit of the Noteholders, as provided in Sections 4.1, 4.7 and 4.10 of the Sale and Servicing Agreement.

            (b) On or before each Payment Date, the Servicer shall deposit in the Collection Account all amounts required to be deposited therein with respect to the related Collection Period as provided in Section 4.2 of the Sale and Servicing Agreement. On or before each Payment Date, all amounts required to be deposited in the Note Distribution Account, the Certificate Distribution Account, the Payahead Account and/or the Reserve Accounts, as applicable, with respect to the related Collection Period pursuant to Sections 4.6 and 4.7 of the Sale and Servicing Agreement shall be withdrawn by the Indenture Trustee, the Owner Trustee or any Paying Agent from the Collection Account and/or the Reserve Accounts, as applicable, and deposited into the Note Distribution Account, the Certificate Distribution Account, the Payahead Account and/or the Reserve Accounts, as applicable, including for payment to Noteholders, Certificateholders and the Seller,


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

as applicable, in accordance with Section 4.6 of the Sale and Servicing Agreement and Section 2.8 on such Payment Date.

            SECTION 8.3 General Provisions Regarding Accounts. (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Collection Account, the Payahead Account and the Class A Reserve Account shall be invested by the Indenture Trustee at the written direction of the Seller in Permitted Investments as provided in Sections
4.1 and 4.7 of the Sale and Servicing Agreement. All income or other gain (net of losses and investment expenses) from investments of monies deposited in the Collection Account, the Payahead Account and the Reserve Accounts shall be withdrawn by the Indenture Trustee, the Owner Trustee or any Paying Agent, as the case may be, from such accounts and deposited or distributed as provided in Sections 4.1 and 4.7 of the Sale and Servicing Agreement. The Seller shall not direct the Indenture Trustee, the Owner Trustee or any Paying Agent to make any investment of any funds or to sell investment held in the Collection Account, the Payahead Account or the Reserve Accounts unless security interests granted and perfected in such accounts will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee, to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

            (b) Subject to Section 6.1(c), neither the Indenture Trustee, the Owner Trustee nor any Paying Agent shall in any way be held liable by reason of any insufficiency in the Collection Account, the Payahead Account or the Reserve Accounts, resulting from any loss on any Permitted Investment included therein, except for losses attributable to the failure by the Indenture Trustee, the Owner Trustee or any Paying Agent, as the case may be, to make payments on such Permitted Investments issued by the Indenture Trustee, the Owner Trustee or any Paying Agent, as applicable, in their respective commercial capacities as principal obligors and not as trustees, in accordance with their terms. Neither the Indenture Trustee, the Owner Trustee nor any Paying Agent shall have any obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction.

            SECTION 8.4 Release of Collateral. (a) Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may, and when required by the provisions of this Indenture, shall, execute instruments to release


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

property from the lien of this Indenture, or convey the interest of the Indenture Trustee in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

            (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.7 have been paid in full, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Collection Account, the Payahead Account, the Note Distribution Account or the Class A Reserve Account. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.4(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

            SECTION 8.5 Opinion of Counsel. The Indenture Trustee shall receive at least seven (7) Business Days prior written notice when requested by the Issuer to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with any action contemplated by Section 8.4(b), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.


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                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

            SECTION 9.1 Supplemental Indentures Without Consent of Noteholders.
(a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

                  (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                  (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                  (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

                  (iv) to convey, transfer, assign, mortgage or pledge any property (other than the Certificate Distribution Account and the Class B Reserve Account or any amounts or property held in or credited to, or purchased with funds from, either of such accounts); to or with the Indenture Trustee;

                  (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture which will not be inconsistent with other provisions of the Indenture;


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

                  (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

                  (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that (A) such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder, (B) the Rating Agency Condition shall have been satisfied with respect to such action and (C) such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be characterized for Federal or any then Applicable Tax State income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal or any then Applicable Tax State income taxation of any Notes Outstanding or outstanding Certificates or any Noteholder or Certificateholder. The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

            (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, with the consent of not less than a majority of the principal amount of the Notes Outstanding and with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder, (ii) the Rating Agency Condition shall have been satisfied with respect to such action and (iii) such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be characterized for Federal or any then Applicable Tax State income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal or any then Applicable Tax State income


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

taxation of any Notes Outstanding or outstanding Certificates or any Noteholder or Certificateholder.

            SECTION 9.2 Supplemental Indentures with Consent of Noteholders. (a) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the principal amount of the Notes Outstanding, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder, (ii) the Rating Agency Condition shall have been satisfied with respect to such action and (iii) such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be characterized for Federal or any then Applicable Tax State income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal or any then Applicable Tax State income taxation of any Notes Outstanding or outstanding Certificates or any Noteholder or Certificateholder; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

                  (i) change any Final Payment Date or the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption
      Date);

                  (ii) reduce the percentage of the principal amount of the Notes Outstanding, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this


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

      Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                  (iii) modify or alter the provision of the Indenture regarding the voting of Notes held by the Trust, the Seller, the Servicer, an affiliate of any of them or any Obligor;

                  (iv) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

                  (v) reduce the percentage of the principal amount of the Notes Outstanding required to direct the Indenture Trustee to sell or liquidate the Collateral pursuant to Section 5.4 if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the Notes;

                  (vi) modify any provision of this Indenture specifying a percentage of the aggregate principal amount of the Notes necessary to amend this Indenture or the other Basic Documents except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

                  (vii) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

                  (viii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any such Collateral at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

            (b) It shall not be necessary for any Act of Noteholders under this
Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


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

            (c) Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.2, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supple mental indenture relates a notice setting forth in general terms the substance of such supplemental indenture, such notice to be prepared by the Issuer. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

            SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive and, subject to Sections 6.1 and 6.2, shall be fully protected in conclusively relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution and delivery of such supplemental indenture have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities, indemnities or immunities under this Indenture or otherwise.

            SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

            SECTION 9.5 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

            SECTION 9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a


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

notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so deter mine, new Notes so modified as to conform to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.


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                                    ARTICLE X

                               REDEMPTION OF NOTES

            SECTION 10.1 Redemption. The Notes are subject to redemption in whole, but not in part, at the written direction of the Servicer pursuant to
Section 8.1(a) of the Sale and Servicing Agreement, on any Payment Date on which the Servicer exercises its option to purchase the assets of the Issuer pursuant to said Section 8.1(a), and the amount paid by the Servicer shall be treated as collections of Receivables and applied to pay the unpaid principal amount of the Notes and the Certificate Balance, in each case, plus accrued and unpaid interest thereon. The Servicer or the Issuer shall furnish the Rating Agencies and the Noteholders written notice of such redemption. If the Notes are to be redeemed pursuant to this Section 10.1, the Servicer or the Issuer shall furnish written notice of such election to the Indenture Trustee not later than twenty
(20) days prior to the Redemption Date; the Indenture Trustee and any Paying Agent will withdraw any amounts remaining in the Class A Reserve Account, the Collection Account and the Payahead Account and deposit such amounts into the Note Distribution Account; and the Issuer, upon the transfer of adequate funds therefor by the Servicer and into the Note Distribution Account by the Indenture Trustee and any Paying Agent, shall deposit by 10:00 A.M. (New York City time) on the Business Day prior to the Redemption Date with the Indenture Trustee in the Note Distribution Account the Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date.

            SECTION 10.2 Form of Redemption Notice. Notice of redemption under
Section 10.1 shall be given by the Indenture Trustee at the expense of the Issuer by first-class mail, postage prepaid, or by facsimile mailed or transmitted promptly following receipt of notice from the Issuer or Servicer pursuant to Section 10.1, but not later than ten (10) days prior to the applicable Redemption Date, to each Holder of Notes as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address or facsimile number appearing in the Note Register.

            All notices of redemption shall state:

                  (i) the Redemption Date;

                  (ii) the Redemption Price; and


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                  (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2).

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

            SECTION 10.3 Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.2 on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.


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

                                   ARTICLE XI

                                  MISCELLANEOUS

            SECTION 11.1 Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) (if required by the TIA) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.1, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

            (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

            (c) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of another property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

                  (i) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the property or securities to be so deposited and of all other such property or securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is ten percent (10%) or more of the principal amount of the Notes Outstanding, but such a certificate need not be furnished with respect to any property or securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent (1%) of the principal amount of the Notes Outstanding.

                  (ii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

                  (iii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals ten percent (10%) or more of the principal amount of the Notes Outstanding, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent (1%) of the principal amount of the then Outstanding Notes.

                  (iv) Notwithstanding Section 2.10 or any other provisions of this Section 11.1, the Issuer may, without compliance with the requirements of the other provisions of this Section 11.1, (a) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Collection Account, the Payahead Account, the Note Distribution Account, the Certificate Distribution Account and the Reserve Accounts as and to the extent permitted or required by the Basic Documents.

            SECTION 11.2 Form of Documents Delivered to Indenture Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and say such Person may certify or give an opinion as to such matters in one or several documents.

            (b) Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Administrator or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Administrator or the Issuer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            (c) Where any Person is required to make, give or execute two or more applications, requests, comments, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            (d) Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to conclusively rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

            SECTION 11.3 Acts of Noteholders. (a) Any written request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied herein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such written instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.3.

            (b) The fact and date of the execution by any Person of any such written instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

            (c) The ownership of Notes shall be provided by the Note Register.

            (d) Any written request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

            SECTION 11.4 Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. (a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

                  (i) the Indenture Trustee by any Noteholder or by the Issuer, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office; or

                  (ii) the Issuer by the Indenture Trustee or by any Noteholder, shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Daimler-Benz Vehicle Owner Trust 1998-A, in care of Chase Manhattan Bank Delaware, 1201 North Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, with a copy to the Administrator at 201 Merritt 7, Suite 700, Norwalk, Connecticut 06856-5425, Attention: Executive Vice President and Treasurer, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

            (b) Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered, telecopied or mailed by certified mail, return receipt requested, to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007 and (ii) in case of S&P, at the following address: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, 25 Broadway (20th Floor), New York, New York 10004, Attention: Asset Backed Surveillance Department.

            SECTION 11.5 Notices to Noteholders; Waiver. (a) Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

            (b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

            (c) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

            (d) Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

            SECTION 11.6 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

            SECTION 11.7 Conflict with Trust Indenture Act. (a) If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

            (b) The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

            SECTION 11.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            SECTION 11.9 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

            SECTION 11.10 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 11.11 Benefits of Indenture. Except insofar as the Indenture Trustee and the Paying Agent are required to (a) make deposits to the Collection Account, the Payahead Account, the Certificate Distribution Account and the Class B Reserve Account in trust on behalf of the Certificateholders, (b) make payments to the Seller, the Owner Trustee or the Certificateholders as required herein and in the Sale and Servicing Agreement, and (c) give notices to the Seller, the Owner Trustee or the Certificateholders as required herein and in the Sale and Servicing Agreement, nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            SECTION 11.12 Legal Holiday. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrued for the period from and after any such nominal date.

            SECTION 11.13 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ITS ENTIRETY IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            SECTION 11.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            SECTION 11.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

            SECTION 11.16 Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Indenture Trustee or any Paying Agent on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (a) any of the Indenture Trustee, the Owner Trustee or any Paying Agent in their individual capacities, (b) any owner of a Certificate or any other beneficial interest in the Issuer or (c) any partner, owner, beneficiary, agent, officer, director, employee or agent of any of the Indenture Trustee, the Owner Trustee or any Paying Agent in their individual capacities, any holder of a Certificate or other beneficial interest in the Issuer, the Owner Trustee, the Indenture Trustee or any Paying Agent or of any successor or assign of the Indenture Trustee, the Owner Trustee or any Paying Agent in their individual capacities, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Owner Trustee and any Paying

Agent have no such obligations in their individual capacities), and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

            SECTION 11.17 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder or Note Owner, by accepting a Note or beneficial interest in a Note, as the case may be, hereby covenant and agree that they will not at any time institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

            SECTION 11.18 Inspection. The Issuer agrees that, with reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

            IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.


                                       DAIMLER-BENZ VEHICLE
                                           OWNER TRUST 1998-A

                                       By: CHASE MANHATTAN BANK
                                           DELAWARE, not in its individual
                                           capacity, but solely as Owner Trustee


                                       By: /s/ J.J. Cashin
                                           ------------------------------------
                                           Name: John J. Cashin
                                           Title: Vice-President


                                       CITIBANK, N.A.,
                                           not in its individual capacity,
                                           but solely as Indenture Trustee


                                       By: /s/ Denise Banaszek
                                           ------------------------------------
                                           Name: Denise Banaszek
                                           Title: Vice-President

STATE OF DELAWARE     )
                      ) ss.:
COUNTY OF NEW CASTLE  )

            BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared ________________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said ______________________, a ________________________ of CHASE MANHATTAN BANK
DELAWARE, as Owner Trustee of DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A, a Delaware business trust, for the purpose and consideration therein expressed, and in the capacities therein stated.

            GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of [_________], 1998.

                                        ------------------------
                                        Notary Public in and for
                                        the State of Delaware.

[Seal]

My commission expires:

----------------------

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

            BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared [______________________], known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of [_____________], a [_______] of CITIBANK, N.A., and that such person executed the same as the act of said corporation for the purpose and consideration therein stated.

            GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of [_________], 1998.

                                        ------------------------
                                        Notary Public in and for
                                        the State of New York.

[Seal]

My commission expires:

----------------------

                             SCHEDULE A

         [Provided to the Indenture Trustee at the Closing]

                                                                     EXHIBIT A-1

                       Form of Class A-1 Note

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHER WISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


REGISTERED                                                        $[___________]

No. R-[   ]                                                  CUSIP NO. 233833AA0

                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A

                      5.27125% CLASS A-1 ASSET BACKED NOTES

            Daimler-Benz Vehicle Owner Trust 1998-A, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [_____________] MILLION DOLLARS payable on each Payment Date in the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-1 Notes pursuant to


                                      A-1-1

Section 2.8 of the Indenture dated as of November 1, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "Indenture"), between the Issuer and Citibank, N.A., a national banking association, as Indenture Trustee (in such capacity the "Indenture Trustee"); provided, however, that if not paid prior to such date, the entire unpaid principal amount of this Class A-1 Note shall be due and payable on the earlier of January 3, 2000 (the "Class A-1 Final Payment Date") and the Redemption Date, if any, pursuant to Section 10.1 of the Indenture. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

            The Issuer shall pay interest on this Class A-1 Note at the rate per annum shown above on each Payment Date until the principal of this Class A-1
Note is paid or made available for payment, on the principal amount of this Class A-1 Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Class A-1 Note will accrue for each Payment Date from and including the previous Payment Date (or, in the case of the initial Payment Date or if no interest has been paid, from the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of actual days elapsed and a 360-day year. Such principal of and interest on this Class A-1 Note shall be paid in the manner specified on the reverse hereof.

            The principal of and interest on this Class A-1 Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A-1 Note shall be applied first to interest due and payable on this Class A-1 Note as provided above and then to the unpaid principal of this Class A-1 Note.

            Reference is made to the further provisions of this Class A-1 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-1 Note.


                                      A-1-2

            Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class A- 1 Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.]


                                      A-1-3

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date: [__________], 1998

                              DAIMLER-BENZ VEHICLE
                                OWNER TRUST 1998-A,

                              By: CHASE MANHATTAN BANK
                                  DELAWARE, not in its individual
                                  capacity but solely as Owner Trustee
                                  under the Trust Agreement


                              By: ___________________________
                                  Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: [___________], 1998

                              CITIBANK, N.A.,
                                not in its individual capacity,
                                but solely as Indenture Trustee


                              By: ___________________________
                                  Authorized Officer


                                      A-1-4

            This Class A-1 Note is one of a duly authorized issue of Notes of the Issuer, designated as its 5.27125% Class A-1 Asset Backed Notes, which, together with the 5.23% Class A-2 Asset Backed Notes, the 5.16% Class A-3 Asset Backed Notes and the 5.22% Class A-4 Asset Backed Notes (collectively, the "Notes"), are issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture.

            The Class A-1 Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

            Principal of the Class A-1 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the twentieth (20th) day of each month or, if any such day is not a Business Day, the next succeeding Business Day, commencing December 21, 1998.

            As described above, the entire unpaid principal amount of this Class A-1 Note shall be due and payable on the earlier of the Class A-1 Final Payment Date and the Redemption Date, if any, pursuant to Section 10.1 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing not less than a majority of the outstanding principal amount of the Notes of all classes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Holders entitled thereto.

            Payments of interest on this Class A-1 Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Class A-1 Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Class A-1 Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Class A-1 Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Any such payments in the form of checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class


                                      A-1-5

A-1 Note be submitted for notation of payment. Any reduction in the principal amount of this Class A-1 Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A-1 Note and of any Class A-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A-1 Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Class A-1 Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in New York, New York.

            The Issuer shall pay interest on overdue installments of interest at the Class A-1 Rate to the extent lawful.

            As provided in the Indenture, the Notes may be redeemed, in whole or in part, in the manner and to the extent described in the Indenture and the Sale and Servicing Agreement.

            As provided in the Indenture, and subject to certain limitations set forth therein, the transfer of this Class A-1 Note may be registered on the Note Register upon surrender of this Class A-1 Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, and thereupon one or more new Class A-1 Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A-1 Note, but the transferor may be required to pay a sum sufficient to cover any tax or other govern mental charge that may be imposed in connection with any such registration of transfer or exchange.

            Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no


                                      A-1-6
recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any owner of a Certificate or any other beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee, each in its individual capacity, any holder of a Certificate or any other beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee, each in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

            Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

            The Issuer has entered into the Indenture and this Class A-1 Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

            Prior to the due presentment for registration of transfer of this Class A- 1 Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Class A-1 Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A-1 Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.


                                      A-1-7

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Out standing Amount of all Notes, voting as a group. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-1 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-1 Note and of any Class A-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-1 Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

            The term "Issuer", as used in this Note, includes any successor to the Issuer under the Indenture.

            The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

            The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

            This Class A-1 Note and the Indenture shall be governed by, and construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

            No reference herein to the Indenture, and no provision of this Note or of the Indenture, shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

            Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Citibank, N.A., in its individual capacity,


                                      A-1-8

Chase Manhattan Bank Delaware, in its individual capacity, any owner of a Certificate or any other beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal or of interest on this Class A-1 Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note, by his acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A-1 Note.


                                      A-1-9

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:_________________________________

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:______________________           _______________________________________*/
                                       Signature Guaranteed

                                       _______________________________________*/

____________________________

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar.


                                     A-1-10

                                                                     EXHIBIT A-2

                             Form of Class A-2 Note

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                           $[        ]

No. R-[   ]                                                  CUSIP NO. 233833AB8

                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A

                       5.23% CLASS A-2 ASSET BACKED NOTES

            Daimler-Benz Vehicle Owner Trust 1998-A, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [ ] MILLION DOLLARS payable on each Payment Date in the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-2 Notes pursuant to Section 2.8 of the

                                      A-2-1

Indenture dated as of November 1, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "Indenture"), between the Issuer and Citibank, N.A., a national banking association, as Indenture Trustee (in such capacity the "Indenture Trustee"); provided, however, that if not paid prior to such date, the entire unpaid principal amount of this Class A-2 Note shall be due and payable on the earlier of the December 2001 Payment Date (the "Class A-2 Final Payment Date") and the Redemption Date, if any, pursuant to
Section 10.1 of the Indenture. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

            The Issuer shall pay interest on this Class A-2 Note at the rate per annum shown above on each Payment Date until the principal of this Class A-2
Note is paid or made available for payment, on the principal amount of this Class A-2 Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Class A-2 Note will accrue for each Payment Date from and including the twentieth (20th) day of the calendar month preceding each Payment Date (or, in the case of the initial Payment Date or if no interest has been paid, from the Closing Date) to but excluding the twentieth (20th) day of the following calendar month. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Class A-2 Note shall be paid in the manner specified on the reverse hereof.

            The principal of and interest on this Class A-2 Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A-2 Note shall be applied first to interest due and payable on this Class A-2 Note as provided above and then to the unpaid principal of this Class A-2 Note.

            Reference is made to the further provisions of this Class A-2 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-2 Note.


                                      A-2-2

            Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class A-2 Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.]


                                      A-2-3

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date: [__________], 1998

                              DAIMLER-BENZ VEHICLE
                                OWNER TRUST 1998-A,

                              By: CHASE MANHATTAN BANK
                                  DELAWARE, not in its individual
                                  capacity but solely as Owner Trustee
                                  under the Trust Agreement


                              By: ___________________________
                                  Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: [___________], 1998

                              CITIBANK, N.A.,
                                not in its individual capacity,
                                but solely as Indenture Trustee


                              By: ___________________________
                                  Authorized Officer


                                      A-2-4

            This Class A-2 Note is one of a duly authorized issue of Notes of the Issuer, designated as its 5.23% Class A-2 Asset Backed Notes, which, together with the 5.27125% Class A-1 Asset Backed Notes, the 5.16% Class A-3 Asset Backed Notes and the 5.22% Class A-4 Asset Backed Notes (collectively, the "Notes"), are issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture.

            The Class A-2 Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

            Principal of the Class A-2 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the twentieth (20th) day of each month or, if any such day is not a Business Day, the next succeeding Business Day, commencing December 21, 1998.

            As described above, the entire unpaid principal amount of this Class A-2 Note shall be due and payable on the earlier of the Class A-2 Final Payment Date and the Redemption Date, if any, pursuant to Section 10.1 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing not less than a majority of the outstanding principal amount of the Notes of all classes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Holders entitled thereto.

            Payments of interest on this Class A-2 Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Class A-2 Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Class A-2 Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Class A-2 Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Any such payments in the form of checks shall


                                      A-2-5
be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class A-2 Note be submitted for notation of payment. Any reduction in the principal amount of this Class A-2 Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A-2 Note and of any Class A-2 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A-2 Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Class A-2 Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in New York, New York.

            The Issuer shall pay interest on overdue installments of interest at the Class A-2 Rate to the extent lawful.

            As provided in the Indenture, the Notes may be redeemed, in whole or in part, in the manner and to the extent described in the Indenture and the Sale and Servicing Agreement.

            As provided in the Indenture, and subject to certain limitations set forth therein, the transfer of this Class A-2 Note may be registered on the Note Register upon surrender of this Class A-2 Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, and thereupon one or more new Class A-2 Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A-2 Note, but the transferor may be required to pay a sum sufficient to cover any tax or other govern mental charge that may be imposed in connection with any such registration of transfer or exchange.


                                      A-2-6

            Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any owner of a Certificate or any other beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee, each in its individual capacity, any holder of a Certificate or any other beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee, each in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

            Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

            The Issuer has entered into the Indenture and this Class A-2 Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

            Prior to the due presentment for registration of transfer of this Class A-2 Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Class A-2 Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A-2 Note be


                                      A-2-7
overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Out standing Amount of all Notes, voting as a group. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-2 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-2 Note and of any Class A-2 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-2 Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

            The term "Issuer", as used in this Note, includes any successor to the Issuer under the Indenture.

            The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

            The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

            This Class A-2 Note and the Indenture shall be governed by, and construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

            No reference herein to the Indenture, and no provision of this Note or of the Indenture, shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.


                                      A-2-8

            Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Citibank, N.A., in its individual capacity, Chase Manhattan Bank Delaware, in its individual capacity, any owner of a Certificate or any other beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal or of interest on this Class A-2 Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note, by his acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A-2 Note.


                                      A-2-9

                             ASSIGNMENT


                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:_________________________________

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:______________________           _______________________________________*/
                                       Signature Guaranteed

                                       _______________________________________*/

____________________________

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar.


                                     A-2-10

                                                                     EXHIBIT A-3

                             Form of Class A-3 Note

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                          $[         ]

No. R-[   ]                                                  CUSIP NO. 233833AC6

                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A

                       5.16% CLASS A-3 ASSET BACKED NOTES

            Daimler-Benz Vehicle Owner Trust 1998-A, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [ ] MILLION DOLLARS payable on each Payment Date in the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-3 Notes pursuant to Section 2.8 of the


                                      A-3-1

Indenture dated as of November 1, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "Indenture"), between the Issuer and Citibank, N.A., a national banking association, as Indenture Trustee (in such capacity the "Indenture Trustee"); provided, however, that if not paid prior to such date, the entire unpaid principal amount of this Class A-3 Note shall be due and payable on the earlier of the January 2003 Payment Date (the "Class A-3 Final Payment Date") and the Redemption Date, if any, pursuant to
Section 10.1 of the Indenture. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

            The Issuer shall pay interest on this Class A-3 Note at the rate per annum shown above on each Payment Date until the principal of this Class A-3
Note is paid or made available for payment, on the principal amount of this Class A-3 Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Class A-3 Note will accrue for each Payment Date from and including the twentieth (20th) day of the calendar month preceding each Payment Date (or, in the case of the initial Payment Date or if no interest has been paid, from the Closing Date) to but excluding the twentieth (20th) day of the following calendar month. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Class A-3 Note shall be paid in the manner specified on the reverse hereof.

            The principal of and interest on this Class A-3 Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A-3 Note shall be applied first to interest due and payable on this Class A-3 Note as provided above and then to the unpaid principal of this Class A-3 Note.

            Reference is made to the further provisions of this Class A-3 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-3 Note.


                                      A-3-2

            Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class A-3 Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.]


                                      A-3-3

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date: [__________], 1998

                              By: CHASE MANHATTAN BANK
                                  DELAWARE, not in its individual
                                  capacity but solely as Owner Trustee
                                  under the Trust Agreement


                              By: ___________________________
                                  Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: [___________], 1998

                              CITIBANK, N.A.,
                                not in its individual capacity,
                                but solely as Indenture Trustee


                              By: ___________________________
                                  Authorized Officer


                                      A-3-4

            This Class A-3 Note is one of a duly authorized issue of Notes of the Issuer, designated as its 5.16% Class A-3 Asset Backed Notes, which, together with the 5.27125% Class A-1 Asset Backed Notes, the 5.23% Class A-2 Asset Backed Notes and the 5.22% Class A-4 Asset-Backed Notes (collectively, the "Notes"), are issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture.

            The Class A-3 Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

            Principal of the Class A-3 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the twentieth (20th) day of each month or, if any such day is not a Business Day, the next succeeding Business Day, commencing December 21, 1998.

            As described above, the entire unpaid principal amount of this Class A-3 Note shall be due and payable on the earlier of the Class A-3 Final Payment Date and the Redemption Date, if any, pursuant to Section 10.1 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing not less than a majority of the outstanding principal amount of the Notes of all classes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Class A-3 Notes shall be made pro rata to the Holders entitled thereto.

            Payments of interest on this Class A-3 Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Class A-3 Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Class A-3 Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Class A-3 Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Any such payments in the form of checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class


                                      A-3-5

A-3 Note be submitted for notation of payment. Any reduction in the principal amount of this Class A-3 Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A-3 Note and of any Class A-3 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A-3 Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Class A-3 Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in New York, New York.

            The Issuer shall pay interest on overdue installments of interest at the Class A-3 Rate to the extent lawful.

            As provided in the Indenture, the Notes may be redeemed, in whole or in part, in the manner and to the extent described in the Indenture and the Sale and Servicing Agreement.

            As provided in the Indenture, and subject to certain limitations set forth therein, the transfer of this Class A-3 Note may be registered on the Note Register upon surrender of this Class A-3 Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, and thereupon one or more new Class A-3 Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A-3 Note, but the transferor may be required to pay a sum sufficient to cover any tax or other govern mental charge that may be imposed in connection with any such registration of transfer or exchange.

            Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no


                                      A-3-6
recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any owner of a Certificate or any other beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee, each in its individual capacity, any holder of a Certificate or any other beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee, each in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

            Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

            The Issuer has entered into the Indenture and this Class A-3 Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

            Prior to the due presentment for registration of transfer of this Class A-3 Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Class A-3 Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A-3 Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.


                                      A-3-7

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Out standing Amount of all Notes, voting as a group. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-3 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-3 Note and of any Class A-3 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-3 Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

            The term "Issuer", as used in this Note, includes any successor to the Issuer under the Indenture.

            The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

            The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

            This Class A-3 Note and the Indenture shall be governed by, and construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

            No reference herein to the Indenture, and no provision of this Note or of the Indenture, shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

            Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Citibank, N.A., in its individual capacity,


                                      A-3-8

Chase Manhattan Bank Delaware, in its individual capacity, any owner of a Certificate or any other beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal or of interest on this Class A-3 Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note, by his acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A-3 Note.


                                      A-3-9

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:_________________________________

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:______________________           _______________________________________*/
                                       Signature Guaranteed

                                       _______________________________________*/

____________________________

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar.


                                     A-3-10

                                                                     EXHIBIT A-4

                             Form of Class A-4 Note

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


REGISTERED                                                              $[_____]

No. R-[   ]                                                  CUSIP NO. 233833AD4

                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A

                       5.22% CLASS A-4 ASSET BACKED NOTES

            Daimler-Benz Vehicle Owner Trust 1998-A, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [_____________] MILLION DOLLARS payable on each Payment Date in the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-4 Notes pursuant to


                                      A-4-1

Section 2.8 of the Indenture dated as of November 1, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "Indenture"), between the Issuer and Citibank, N.A., a national banking association, as Indenture Trustee (in such capacity the "Indenture Trustee"); provided, however, that if not paid prior to such date, the entire unpaid principal amount of this Class A-4 Note shall be due and payable on the earlier of the December 2003 Payment Date (the "Class A-4 Final Payment Date") and the Redemption Date, if any, pursuant to Section 10.1 of the Indenture. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

            The Issuer shall pay interest on this Class A-4 Note at the rate per annum shown above on each Payment Date until the principal of this Class A-4
Note is paid or made available for payment, on the principal amount of this Class A-4 Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Class A-4 Note will accrue for each Payment Date from and including the twentieth (20th) day of the calendar month preceding each Payment Date (or, in the case of the Initial Payment Date or if no interest has been paid, from the Closing Date) to but excluding the twentieth (20th) day of the following calendar month. Interest will be computed on the basis of actual days elapsed and a 360-day year. Such principal of and interest on this Class A-4 Note shall be paid in the manner specified on the reverse hereof.

            The principal of and interest on this Class A-4 Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A-4 Note shall be applied first to interest due and payable on this Class A-4 Note as provided above and then to the unpaid principal of this Class A-4 Note.

            Reference is made to the further provisions of this Class A-4 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-4 Note.


                                      A-4-2

            Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class A-4 Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.]


                                      A-4-3

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date: [__________], 1998

                              DAIMLER-BENZ VEHICLE
                                OWNER TRUST 1998-A,

                              By: CHASE MANHATTAN BANK
                                  DELAWARE, not in its individual
                                  capacity but solely as Owner Trustee
                                  under the Trust Agreement


                              By: ___________________________
                                  Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: [___________], 1998

                              CITIBANK, N.A.,
                                not in its individual capacity,
                                but solely as Indenture Trustee


                              By: ___________________________
                                  Authorized Officer


                                      A-4-4

            This Class A-4 Note is one of a duly authorized issue of Notes of the Issuer, designated as its 5.22% Class A-4 Asset Backed Notes, which, together with the 5.27125% Class A-1 Asset Backed Notes, the 5.23% Class A-2 Asset Backed Notes and the 5.16% Class A-3 Asset Backed Notes (collectively, the "Notes"), are issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture.

            The Class A-1 Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

            Principal of the Class A-4 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the twentieth (20th) day of each month or, if any such day is not a Business Day, the next succeeding Business Day, commencing December 21, 1998.

            As described above, the entire unpaid principal amount of this Class A-4 Note shall be due and payable on the earlier of the Class A-4 Final Payment Date and the Redemption Date, if any, pursuant to Section 10.1 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing not less than a majority of the outstanding principal amount of the Notes of all classes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Class A-4 Notes shall be made pro rata to the Holders entitled thereto.

            Payments of interest on this Class A-4 Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Class A-4 Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Class A-4 Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Class A-4 Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Any such payments in the form of checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class


                                      A-4-5

A-4 Note be submitted for notation of payment. Any reduction in the principal amount of this Class A-4 Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A-4 Note and of any Class A-4 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A-4 Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Class A-4 Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in New York, New York.

            The Issuer shall pay interest on overdue installments of interest at the Class A-4 Rate to the extent lawful.

            As provided in the Indenture, the Notes may be redeemed, in whole or in part, in the manner and to the extent described in the Indenture and the Sale and Servicing Agreement.

            As provided in the Indenture, and subject to certain limitations set forth therein, the transfer of this Class A-4 Note may be registered on the Note Register upon surrender of this Class A-4 Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, and thereupon one or more new Class A-4 Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A-4 Note, but the transferor may be required to pay a sum sufficient to cover any tax or other govern mental charge that may be imposed in connection with any such registration of transfer or exchange.

            Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no


                                      A-4-6
recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any owner of a Certificate or any other beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee, each in its individual capacity, any holder of a Certificate or any other beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee, each in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

            Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

            The Issuer has entered into the Indenture and this Class A-4 Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

            Prior to the due presentment for registration of transfer of this Class A- 4 Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Class A-4 Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A-4 Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.


                                      A-4-7

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Out standing Amount of all Notes, voting as a group. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-4 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-4 Note and of any Class A-4 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-4 Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

            The term "Issuer", as used in this Note, includes any successor to the Issuer under the Indenture.

            The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

            The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

            This Class A-4 Note and the Indenture shall be governed by, and construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

            No reference herein to the Indenture, and no provision of this Note or of the Indenture, shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

            Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Citibank, N.A., in its individual capacity,


                                      A-4-8

Chase Manhattan Bank Delaware, in its individual capacity, any owner of a Certificate or any other beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal or of interest on this Class A-4 Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note, by his acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A-4 Note.


                                      A-4-9

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:_________________________________

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:______________________           _______________________________________*/
                                       Signature Guaranteed

                                       _______________________________________*/

____________________________

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar.


                                     A-4-10

                                                                       EXHIBIT B

                           Form of Opinion of Counsel
                           Pursuant to Section 3.6(a)

                                                    [_______ __], 1998

To the Addressees Indicated
 on Schedule A hereto

                   Re: Daimler-Benz Vehicle Owner Trust 1998-A

Ladies and Gentlemen:

            We have acted as special counsel to Mercedes-Benz Credit Corporation, a Delaware corporation ("MBCC"), and Daimler-Benz Vehicle Receivables Corporation, a Delaware corporation (the "Seller"), in connection with the transactions contemplated by (i) the Purchase Agreement, dated as of November 1, 1998 (the "Purchase Agreement"), between MBCC and the Seller, (ii) the Sale and Servicing Agreement, dated as of November 1, 1998 (the "Sale and Servicing Agreement"), by and among the Seller, as seller, MBCC, as servicer, and Daimler-Benz Vehicle Owner Trust 1998-A, a Delaware business trust (the "Trust"), as issuer, (iii) the Indenture, dated as of November 1, 1998 (the "Indenture"), between the Trust and Citibank, N.A., as indenture trustee for the benefit of the Holders of the Notes (the "Indenture Trustee"), and (iv) the Trust Agreement, dated as of November 1, 1998 (and as it may be amended and restated, the "Trust Agreement"), between the Seller and Chase Manhattan Bank Delaware, as owner trustee on behalf of the Trust (the "Owner Trustee"). Capitalized terms not otherwise defined herein have the meanings as signed to such terms in the Sale and Servicing Agreement.

            Pursuant to the Purchase Agreement and the Assignment dated as of November 1, 1998 related thereto (the "Assignment"), MBCC proposes to sell to the

The Addressees Indicated on
  Schedule A hereto
[_______ __], 1998
Page 2

Seller, and the Seller proposes to purchase from MBCC, among other things, certain motor vehicle retail installment sale contracts (collectively, the "Receivables") secured by new and used automobiles and light- and medium-duty trucks (collectively, the "Financed Vehicles"), certain monies due or received thereunder on or after the Cutoff Date, MBCC's security interests in the Financed Vehicles, MBCC's rights under certain insurance policies, certain rights under dealer agreements relating to the Receivables and certain other property related to the Receivables and all the proceeds thereof.

            Pursuant to the Sale and Servicing Agreement, the Seller proposes to sell to the Trust all right, title and interest of the Seller in, to and under the Receivables, all monies due or received thereunder on and after the Cutoff Date, certain other property related to the Receivables and all proceeds thereof. The Trust will issue (i) $360,000,000 aggregate principal amount of 5.27125% Class A-1 Asset Backed Notes, $508,000,000 aggregate principal amount of 5.23% Class A-2 Asset Backed Notes, $440,000,000 aggregate principal amount of 5.16% Class A-3 Asset Backed Notes and $241,800,000 aggregate principal amount of 5.22% Class A-4 Asset Backed Notes (collectively, the "Notes") pursuant to the Indenture for sale to the several underwriters named in the Underwriting Agreement, dated as of [_______ __], 1998, between the Seller and Chase Securities Inc. and Salomon Smith Barney Inc., as representatives of the several underwriters; and (ii) $81,654,551.40 aggregate principal amount of 5.62% Class B Asset Backed Certificates (collectively, the "Certificates") pursuant to the Trust Agreement for issuance to the Seller.

            In our examination we have assumed the genuineness of all signatures (including endorsements), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations

The Addressees Indicated on
  Schedule A hereto
[_______ __], 1998
Page 3

of MBCC and the Seller and their officers and other representatives and of public officials.

            In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

                  (a) the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Trust Agreement and the Assignment;

                  (b) a Certificate of the Seller, dated the date hereof, a copy of which is attached as Exhibit A hereto (the "Seller Certificate");

                  (c) an unfiled, but signed copy of a financing statement naming the Seller as debtor and the Trust as secured party, which we understand will be filed within ten (10) days of the transfer of the security interest in the office of the Secretary of State of the State of [New York] (such filing office, the "Filing Office" and such financing statement, the "Financing Statement");

                  (d) the report of Lexis Document Services dated [______ __], 1998, as to financing statements naming the Seller as debtor and on file in the office of the Secretary of State of the State of [New York] as of an effective date of [______ __], 1998 (the "Search Report");

                  (e) forms of motor vehicle retail installment sale contracts (the "Form Contracts") attached as Annex A to the Seller Certificate; and

                  (f) such other agreements, certificates or documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

            Unless otherwise indicated, references to the "UCC" shall mean: (i) with respect to the validity of the security interests held by the Owner Trustee and the Indenture Trustee, the Uniform Commercial Code as in effect on the date hereof in

The Addressees Indicated on
  Schedule A hereto
[_______ __], 1998
Page 4

the State of [New York], (ii) with respect to the perfection and the effect of perfection or non-perfection of the security interest of the Owner Trustee in the Receivables, the Uniform Commercial Code as in effect on the date hereof in the State of [New York], and (iii) with respect to our opinion in paragraph 1 below, the Uniform Commercial Code as in effect on the date hereof in the States of New York and Delaware.

            Members of this Firm are admitted to practice in the States of Delaware and New York. We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) with respect to the security interest opinions set forth in paragraphs 1, 2 and 3 herein, the UCC. References to the "Applicable States" shall mean Delaware and/or New York, as applicable.

            Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

            (1) Each Receivable is a motor vehicle retail installment sale contract that constitutes "chattel paper" as defined in Section 9-105 of the UCC.

            (2) The provisions of the Sale and Servicing Agreement are effective to create, in favor of the Owner Trustee, a valid security interest (as such term is defined in Section 1-201 of the UCC) in the Seller's rights in the Receivables and proceeds thereof, which security interest if characterized as a transfer for security will secure payment of the Notes.

            (3) The Financing Statement is in appropriate form for filing in the Filing Office under the UCC. Upon the filing of the Financing Statement in the Filing Office, the security interest in favor of the Owner Trustee in the Receivables and proceeds thereof will be perfected, and no other security interest of any other creditor of the Seller's will be equal or prior to the security interest of the Owner Trustee in the Receivables and proceeds thereof.

The Addressees Indicated on
  Schedule A hereto
[_______ __], 1998
Page 5

            (4) The provisions of the Indenture are effective to create in favor of the Indenture Trustee, a valid security interest in the Trust's rights in the Receivables and proceeds thereof to secure payment of the Notes.

            Our opinions in paragraphs 1-4 above are subject to the following qualifications:

                  (a) we have assumed that the Receivables exist and that the Seller has sufficient rights in the Receivables for the security interest of the Owner Trustee to attach, and that the Owner Trustee has sufficient rights in the Receivables for the security interest of the Indenture Trustee to attach, and we express no opinion as to the nature or extent of the Seller's or the Owner Trustee's rights in, or title to, any Receivables;

                  (b) our security interest opinions are limited to Article 9 of the UCC, and therefore such opinions do not address (i) laws of jurisdictions other than Applicable States, and of Applicable States except for Article 9 of the UCC, (ii) collateral of a type not subject to Article 9 of the UCC, and
(iii) under Section 9-103 of the UCC, what law governs perfection of the security interests granted in the collateral covered by this opinion;

                  (c) we call to your attention that under the UCC, events occurring subsequent to the date hereof may affect any security interest subject to the UCC including, but not limited to, factors of the type identified in
Section 9-306 with respect to proceeds; Section 9-402 with respect to changes in name, structure and corporate identity of the debtor; Section 9-103 with respect to changes in the location of the collateral and the location of the debtor;
Section 9-316 with respect to subordination agreements; Section 9-403 with respect to continuation statements; and Sections 9-307, 9-308 and 9-309 with respect to subsequent purchasers of the collateral. In addition, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to the debtor or another person and voluntarily subordinating a security interest) may affect the validity, perfection or priority of a security interest;

The Addressees Indicated on
  Schedule A hereto
[_______ __], 1998
Page 6

                  (d) we have assumed that each Receivable is substantially in the form of a Form Contract, and we have assumed that no Receivable is or will be credited to a securities account;

                  (e) we have assumed that there are no agreements between the Seller or the Owner Trustee and any account debtor prohibiting, restricting or conditioning the assignment of any portion of the Receivables;

                  (f) we express no opinion with respect to the perfection or priority of the security interest of the Indenture Trustee;

                  (g) we call to your attention that the security interest of the Owner Trustee and the Indenture Trustee may be subject to the rights of account debtors, claims and defenses of account debtors and the terms of agreements with account debtors;

                  (h) we express no opinion regarding the security interest of the Owner Trustee or the Indenture Trustee in any Receivables consisting of claims against any government or governmental agency (including, without limitation, the United States of America or any state thereof or any agency or department of the United States of America or any state thereof);

                  (i) we express no opinion with respect to the Owner Trustee's or Indenture Trustee's rights in and to any property which secures any Receivable;

                  (j) we have assumed that the Seller's chief executive office is and will be located at the address set forth in the the Seller Certificate;

                  (k) we express no opinion with respect to the priority of the interest of the Owner Trustee in the Receivables against any of the following:
(i) pursuant to Section 9-301(1) of the UCC, a lien creditor or bulk purchaser who attached or levied prior to the perfection of the security interest of the Owner Trustee; (ii) pursuant to Section 9-301(4) of the UCC, a lien creditor to the extent that

The Addressees Indicated on
  Schedule A hereto
[_______ __], 1998
Page 7

provision limits the priority afforded future advances; (iii) pursuant to
Section 9-312(7) of the UCC, another secured creditor to the extent that provision limits the priority afforded future advances; (iv) pursuant to Sections 9-103(1)(d) or (3)(e) and Section 9-312(1) of the UCC, a security interest perfected under the laws of another jurisdiction to the extent the Seller was located in such jurisdiction within four months prior to the date of the perfection of the security interest of the Owner Trustee; (v) pursuant to
Section 9-312(3) and (4) of the UCC, a "purchase money security interest" as such term is defined in Section 9-107 of the UCC; (vi) pursuant to Section 9-312(6) of the UCC, another secured party with a perfected security interest in other property of the Seller to the extent the Receivables are proceeds of such other creditor's property; (vii) pursuant to Sections 9-104, 9-113, 9-208 and 9-302(1) of the UCC, another creditor not required to file a financing statement to perfect its interest; and (viii) pursuant to Section 9-401(2) and (3) of the UCC, the security interest of a creditor who filed a financing statement based on a prior or incorrect location of the Seller or the Receivables or use of the Receivables to the extent such other financing statement would be effective under Section 9-401(2) or (3) of the UCC;

                  (l) we have assumed that no financing statement naming the Seller as debtor was filed in the Filing Office between the effective date of the Search Report and the date of the filing of the Financing Statement in such Filing Office;

                  (m) as used in paragraph 2, the term "security interest" is used as defined in Section 1-201 of the UCC, which definition includes both (i) an interest in chattel paper to secure payment and (ii) a sale of chattel paper. In addition, we express no opinion whether or to what extent the transfer pursuant to the Sale and Servicing Agreement will be characterized as a sale or a transfer for security;

                  (n) we have assumed that (i) the Sale and Servicing Agreement constitutes the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms and (ii) the Indenture constitutes the legal, valid and binding obligation of the Indenture Trustee and the Trust, enforceable against the Indenture Trustee and the Trust, respectively, in accordance with its terms; and

The Addressees Indicated on
  Schedule A hereto
[_______ __], 1998
Page 8

                  (o) we call to your attention that in the case of the issuance of distributions on, or proceeds of, the Receivables, the security interest of the Owner Trustee therein will be perfected only if possession thereof is obtained or other appropriate action is taken in accordance with the provisions of the UCC or other applicable law and, in the case of certain types of distributions or proceeds, other parties such as holders in due course, protected purchasers and buyers in the ordinary course of business may obtain superior priority.

            We call to your attention that, with respect to paragraphs (a), (e),
(k)(iv) and (l) of our qualifications set forth above, we have relied upon representations and warranties of the Seller as to the assumptions therein.

            This opinion is being furnished only to you and is solely for your benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to for any purpose without prior written consent in each instance.

                                    Very truly yours,

                                                                      Schedule A

Mercedes-Benz Credit Corporation
201 Merritt 7, Suite 700
Norwalk, CT 06856-5425

Daimler-Benz Vehicle Receivables Corporation
1201 North Market Street
Suite 1406
Wilmington, DE 19801

Chase Manhattan Bank Delaware,
  as Owner Trustee
1201 North Market Street
Wilmington, Delaware  19801

Citibank, N.A.,
  as Indenture Trustee
111 Wall Street, 5th Floor
New York, NY 10005

Chase Securities Inc., as
  Representative of the several
  Underwriters
270 Park Avenue, 7th Floor
New York, NY 10017

Standard & Poor's,
  a Division of The McGraw-Hill Companies
25 Broadway
New York, New York  10004

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

                                                                       Exhibit A

                  DAIMLER-BENZ VEHICLE RECEIVABLES CORPORATION

                              OFFICER'S CERTIFICATE

            The undersigned, a duly authorized officer of DAIMLER-BENZ VEHICLE RECEIVABLES CORP. (the "Company"), does hereby certify as follows:

            (1) No financing statements or other filings have been filed naming the Company as debtor or seller in any State of the United States of America to perfect a sale, transfer or assignment of or lien, encumbrance, security interest or other interest in, or which otherwise pertains to, the Receivables.

            (2) At all times since the incorporation of the Company, the Company has had one place of business and it is and has been located in [Wilmington, Delaware].

            (3) At all times since the incorporation of the Company and on the date hereof, the Company has had a mailing address of [1201 North Market Street, Suite 1406, Wilmington, Delaware 19801].

            (4) Attached hereto as Annex A are forms of motor vehicle retail installment sales contracts used to create the Receivables (the "Form Contracts"), and each Receivable is substantially in the form of a Form Contract.

            Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Sale and Servicing Agreement, dated as of November 1, 1998, by and among the Company, Mercedes-Benz Credit Corporation, as Servicer, and Daimler-Benz Vehicle Owner Trust 1998-A, as Issuer, and accepted and agreed to by Citibank, N.A., as Indenture Trustee.

            IN WITNESS WHEREOF, I have set my hand this __ day of _______, 1998.

                                    DAIMLER-BENZ VEHICLE
                                      RECEIVABLES CORP.


                                    By:__________________________________
                                       Name:
                                       Title:

                                                                         Annex A

                  [FORMS OF RETAIL INSTALLMENT SALES CONTRACT]